Exhibit 10.1

Execution Version

ELEVENTH AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR

SECURED REVOLVING CREDIT AGREEMENT

This ELEVENTH AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of November 30, 2023, is among SILVERBOW RESOURCES, INC., a Delaware corporation (the “Borrower”), SILVERBOW RESOURCES OPERATING, LLC, a Texas limited liability company, (the “Guarantor” or “SilverBow Resources Operating” and, together with the Borrower, the “Obligors”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), the Continuing Lenders (as defined below), the Exiting Lenders (as defined below), and the New Lenders (as defined below).

Recitals

A. The Borrower, the Administrative Agent and the Lenders party thereto are party to that certain First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 19, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested that each of Wells Fargo Bank, National Association and Regions Bank (each, a “New Lender” and, collectively, the “New Lenders”) become a Lender under the Credit Agreement, each with an Applicable Percentage, Elected Commitment, and a Maximum Credit Amount in the amounts as shown on Annex I to the Credit Agreement.

C. The Borrower has advised the Administrative Agent that each of Comerica Bank, East West Bank and BOKF, N.A. dba Bank of Texas (each, an “Exiting Lender” and collectively, the “Exiting Lenders”) no longer wishes to be a Lender under the Credit Agreement and has requested that such Exiting Lender’s Elected Commitment and Maximum Credit Amount be allocated to the New Lenders and the Continuing Lenders as shown on Annex I to the Credit Agreement upon the terms and conditions set forth herein and to be effective as of the Eleventh Amendment Closing Date (as defined below).

D. The Borrower has informed the Administrative Agent and the Lenders that SilverBow Resources Operating intends to acquire certain Oil and Gas Properties (the “CHK STX Assets”) pursuant to that certain Purchase and Sale Agreement, dated as of August 11, 2023 (the “Signing Date”), by and among SilverBow Resources Operating, as buyer, Chesapeake Exploration, L.L.C., an Oklahoma limited liability company, Chesapeake Operating, L.L.C., an Oklahoma limited liability company, Chesapeake Energy Marketing, L.L.C., an Oklahoma limited liability company and Chesapeake Royalty, L.L.C., an Oklahoma limited liability company (collectively, the “Seller”) (such agreement, together with all exhibits, schedules, annexes, disclosure schedules and side letters thereto, the “Chesapeake Acquisition Agreement”; the acquisition contemplated thereby, the “CHK STX Acquisition”).

E. In connection with the CHK STX Acquisition, and for purposes of funding a portion of the purchase price and paying certain fees and expenses in connection therewith, upon the Eleventh Amendment Closing Date, the Borrower desires to (a) increase the Borrowing Base from $775,000,000 to $1,200,000,000, (b) increase the Aggregate Elected Commitment Amount from $775,000,000 to $1,200,000,000 and (c) amend certain other provisions of the Existing Credit Agreement.

F. The Administrative Agent, the Continuing Lenders and the New Lenders have agreed to such increase of the Borrowing Base and the Aggregate Elected Commitment Amount and the related amendments to the Existing Credit Agreement, in each case, subject to the terms and conditions specified herein.

G. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement. For purposes of this Amendment, all references to a “Lender” shall include such Lender’s capacity as an Issuing Bank, to the extent applicable.

Section 2. New Lenders; Exiting Lenders; Reallocation of Commitments; Increase of Maximum Credit Amounts. The New Lenders intend to become party to the Credit Agreement as Lenders. The Exiting Lenders intend to exit the Credit Agreement as Lenders. The New Lenders, the Exiting Lenders and the Continuing Lenders have agreed, and the Administrative Agent and the Borrower hereby consent, to, upon the Eleventh Amendment Closing Date, (a) the New Lenders becoming party to the Credit Agreement as Lenders and (b) the assignment and reallocation at par of the Exiting Lenders’ and certain of the Continuing Lenders’ respective Commitments, Elected Commitments, Revolving Credit Exposures and Maximum Credit Amounts (the “Assigned Interests”), in each case, such that after giving effect to such actions and the increase of the Aggregate Elected Commitment Amount pursuant to Section 4 below, the Elected Commitment, Maximum Credit Amount and Applicable Percentage for each Continuing Lender and New Lender shall equal those reflected on Annex I attached hereto and such annex shall replace and supersede Annex I to the Existing Credit Agreement. With respect to the foregoing assignments and reallocations, upon the Eleventh Amendment Closing Date, each New Lender and Continuing Lender shall be deemed to have acquired its portion of the Assigned Interests allocated to it from the Exiting Lenders and certain of the Continuing Lenders pursuant to the terms of an Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each such Lender had executed an Assignment and Assumption with respect to such assignment and reallocation of Assigned Interests and such assignments and reallocations shall otherwise occur upon the Eleventh Amendment Closing Date pursuant to mechanics reasonably determined by the Administrative Agent. The Exiting Lenders are parties to this Amendment solely for purposes of this Section 2 and upon the occurrence of the Eleventh Amendment Closing Date, the Commitments, Elected Commitments, Revolving Credit Exposures and Maximum Credit Amounts of the Exiting Lenders shall be deemed to be reduced to zero and terminated. Each Exiting Lender shall cease to be a party to the Credit Agreement as of the Eleventh Amendment Closing Date, and no Exiting Lender shall have any rights, duties or obligations thereunder (but

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shall continue to be entitled to the benefits of Section 5.01, Section 5.03 and Section 12.03 of the Credit Agreement and all rights and benefits as a Secured Swap Provider pursuant to this Amendment and the other Loan Documents). All amounts owing to the Exiting Lenders under the Loan Documents that are not otherwise paid through the reallocation and assignment procedure set forth herein shall be paid by the Borrower to such Exiting Lender as of the Eleventh Amendment Closing Date. In connection with, and for the purposes of the assignments and reallocations effected by this Amendment only and notwithstanding the foregoing each Exiting Lender and Continuing Lender hereby waives any required break funding payments otherwise owing to such Exiting Lender and/or Continuing Lender that are required under Section 5.02 of the Credit Agreement.

Section 3. Amendments and Consent. Effective as of the Eleventh Amendment Closing Date:

3.1 The Existing Credit Agreement is hereby amended in its entirety as set forth in Exhibit A hereto (it being agreed, for the avoidance of doubt, that nothing in this Amendment amends or modifies the Annexes, Exhibits or Schedules to the Credit Agreement except as expressly set forth herein). Notwithstanding anything to the contrary contained in the Credit Agreement, the only conditions to borrowing on the Eleventh Amendment Closing Date to pay (a) the payments required under the Chesapeake Acquisition Agreement and (b) fees and expenses incurred in connection with the CHK STX Acquisition, this Amendment and the Permitted Second Lien Notes Increase (as defined below) (collectively, the “Acquisition Costs”) are the conditions specified in Section 5 hereof.

3.2 Exhibit D to the Existing Credit Agreement is hereby amended in its entirety as set forth in Exhibit B hereto.

3.3 All Notes, if any, evidencing Loans under the Existing Credit Agreement shall be automatically cancelled, and any Lender may request that its Loans (after giving effect to the Eleventh Amendment Closing Date) be evidenced by a Note pursuant to Section 2.02(d) of the Credit Agreement.

3.4 The Lenders hereby authorize and direct the Administrative Agent to enter into a written consent in respect of the Intercreditor Agreement substantially in the form of Exhibit C hereto (the “Intercreditor Consent”).

Section 4. Borrowing Base and Aggregate Elected Commitment Amount. The Lenders, the Administrative Agent and the Borrower agree that, upon and as of the Eleventh Amendment Closing Date, (a) an Interim Redetermination (the “Eleventh Amendment Interim Redetermination”) shall be deemed to have taken place according to the procedures set forth in the Credit Agreement, (b) a New Borrowing Base Notice shall be deemed to have been delivered on the immediately preceding Business Day, (c) the amount of the Borrowing Base shall be automatically increased from $775,000,000 to $1,200,000,000 (the “Borrowing Base Increase”) and (d) the Aggregate Elected Commitment Amount shall be automatically increased from $775,000,000 to $1,200,000,000 without the need to deliver an Elected Commitment Increase Certificate or an Additional Lender Certificate; provided that, to the extent that the Borrowing Base Value attributable to all CHK STX Assets contemplated to be acquired by SilverBow

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Resources Operating pursuant to the Chesapeake Acquisition Agreement as in effect on the Signing Date that are not acquired by SilverBow Resources Operating on the Eleventh Amendment Closing Date (together with the Borrowing Base Value of any Disposition of any Oil and Gas Properties constituting Proved Reserves (but excluding any Disposition to a Loan Party) or any Equity Interests in any Person owning Oil and Gas Properties constituting Proved Reserves (but excluding any Disposition to a Loan Party), or Unwind of any Swap Agreement since the Signing Date) exceeds 5.00% of the unadjusted Borrowing Base immediately prior to the Eleventh Amendment Closing Date, the Borrower shall provide written notice to the Administrative Agent (for delivery to the Lenders), and the Administrative Agent may elect to adjust the Borrowing Base on or after the Eleventh Amendment Closing Date (and the Aggregate Elected Commitment Amount shall automatically be reduced pursuant to Section 2.06(c)(viii) of the Credit Agreement so that the Aggregate Elected Commitment Amount is equal to such redetermined Borrowing Base). After giving effect to the Eleventh Amendment Interim Redetermination, the Borrowing Base shall remain in effect until otherwise redetermined or adjusted pursuant to the Borrowing Base Adjustment Provisions in accordance with the terms of the Credit Agreement. For avoidance of doubt, the Borrower may not initiate an additional Interim Redetermination of the Borrowing Base until after the Scheduled Redetermination immediately following the Eleventh Amendment Closing Date.

Section 5. Conditions Precedent. Section 2, Section 3 and, solely with respect to the Borrowing Base Increase, Section 4 of this Amendment shall become effective on the date (such date, the “Eleventh Amendment Closing Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02(b) of the Credit Agreement):

5.1 The Administrative Agent, the Arrangers and the Lenders shall have received all fees and other amounts due and payable on the Eleventh Amendment Closing Date, including, to the extent invoiced at least three (3) Business Days prior to the Eleventh Amendment Closing Date (or such shorter time to which the Borrower may agree acting reasonably), reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to this Amendment or any other Loan Document.

5.2 The CHK STX Acquisition and the other Transactions (as defined below) shall have been consummated, or substantially simultaneously with a Borrowing under the Credit Agreement shall be consummated, in accordance with the terms of the Chesapeake Acquisition Agreement as in effect on the Signing Date, after giving effect to any modifications, amendments, consents or waivers not prohibited by this Section 5.2. No provision of the Chesapeake Acquisition Agreement or any other material agreements and instruments executed and delivered in connection with the CHK STX Acquisition, in each case as in effect on the Signing Date, shall have been amended or waived or otherwise modified by SilverBow Resources Operating or any of its Affiliates in a manner materially adverse to the Lenders, and SilverBow Resources Operating (and its Affiliates) shall not have granted any consents under the Chesapeake Acquisition Agreement in a manner materially adverse to the Lenders, in each case, without the consent of the Arrangers who hold (or whose Affiliates hold) an aggregate principal amount of Commitments comprising a majority of the aggregate principal Commitments on the Eleventh Amendment Closing Date (the “Majority Initial Lead Arrangers”) (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (a) any substantive modification, amendment, consent or waiver to the definition of Material Adverse Effect (as defined in the

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Chesapeake Acquisition Agreement) shall be deemed to be material and adverse to the interest of the Lenders, (b) any increase in the purchase price of the CHK STX Acquisition shall not be deemed to be material and adverse to the interests of the Lenders so long as such increase is funded by the proceeds of an issuance of the Borrower’s common equity (or other Equity Interests reasonably satisfactory to the Majority Initial Lead Arrangers) on or prior to the Eleventh Amendment Closing Date, (c) any reduction in the purchase price of the CHK STX Acquisition shall not be deemed to be material and adverse to the interests of the Lenders so long as any such reduction is applied first to reduce the amount of Borrowings used to pay Acquisition Costs and then to reduce the amount of the Permitted Second Lien Notes Increase and (d) any modifications, amendments, consents or waivers in respect of the terms governing termination of the Chesapeake Acquisition Agreement shall be deemed to be materially adverse to the Lenders).

5.3 The representations and warranties (a) in the Chesapeake Acquisition Agreement made by or on behalf of the Seller and its subsidiaries that are material to the interests of the Lenders, but only to the extent that SilverBow Resources Operating has the right to terminate its obligations under the Chesapeake Acquisition Agreement (or to refuse to consummate the CHK STX Acquisition) as a result of a breach of such representations and warranties in the Chesapeake Acquisition Agreement, are true and correct in all material respects and (b) of the Borrower in Sections 7.01, 7.02 (to the extent relating to the entering into and performance of the applicable Loan Documents), 7.03(b)(ii) (to the extent relating to the entering into and performance of the applicable Loan Documents), 7.08, 7.20 (subject to Section 6.3 and to Permitted Liens), 7.22 (with respect to the last two sentences thereof), 7.24, 7.25 and 7.28 (with respect to any Beneficial Ownership Certification delivered pursuant to Section 5.7 hereof) of the Credit Agreement are true and correct in all material respects, except to the extent that any such representation or warranty is already qualified by materiality, material adverse effect or other similar qualification, in which case such representation or warranty is true and correct in all respects.

5.4 (a) The Borrower shall have obtained an increase to its Specified Permitted Second Lien Notes (the “Permitted Second Lien Notes Increase” and the definitive documentation for the same, the “Notes Increase Documentation”) on terms and conditions reasonably satisfactory to the Administrative Agent (it being acknowledged and agreed that the terms and conditions of the Permitted Second Lien Notes Increase as set forth in the Commitment Letter dated August 11, 2023 between the Borrower and EIG Credit Management Company, LLC are satisfactory to the Administrative Agent), and (b) the Borrower shall have received proceeds from Indebtedness issued pursuant to the Permitted Second Lien Notes Increase on or prior to the Eleventh Amendment Closing Date in an aggregate principal amount, when combined with the aggregate principal amount of outstanding Specified Permitted Second Lien Notes, not to exceed $500,000,000.

5.5 The Eleventh Amendment Closing Date shall have occurred no earlier than September 25, 2023 and no later than 5:00 p.m., New York City time, on November 24, 2023; provided, however, that (a) if the applicable waiting periods (and any extensions thereof) under the HSR Act (as defined in the Chesapeake Acquisition Agreement as in effect on the Signing Date) have not expired or otherwise been terminated on or prior to such date and time or (b) if the conditions precedent set forth in Sections 6.1.6 and 7.1.6 of the Chesapeake Acquisition Agreement as in effect on the Signing Date have not been satisfied prior to such date and time and, in each case, all other conditions precedent to Closing (as defined in the Chesapeake Acquisition

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Agreement as in effect on the Signing Date) set forth in Article 6 and Article 7 of the Chesapeake Acquisition Agreement as in effect on the Signing Date (other than those matters referenced in clauses (a) and (b) above) have been satisfied or waived (except for any such conditions that by their nature may only be satisfied at or in connection with the occurrence of Closing, so long as the parties to the Chesapeake Acquisition Agreement are able to satisfy such conditions), then such date and time shall automatically be extended to 5:00 p.m., New York City time, on December 15, 2023.

5.6 The Administrative Agent and the Arrangers shall have received from the Loan Parties at least five (5) Business Days prior to the Eleventh Amendment Closing Date, to the extent reasonably requested in writing by the Lenders or the Administrative Agent at least ten (10) Business Days prior to the Eleventh Amendment Closing Date, all documentation and other information about the Loan Parties that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

5.7 At least five (5) Business Days prior to the Eleventh Amendment Closing Date, any Lender party to the Credit Agreement on the Eleventh Amendment Closing Date that has requested, in a written notice to the Borrower at least ten (10) Business Days prior to the Eleventh Amendment Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.

5.8 The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement.

5.9 The Administrative Agent shall have received an opinion of Vinson & Elkins LLP, counsel for the Loan Parties in form and substance reasonably acceptable to the Administrative Agent and its counsel.

5.10 The Administrative Agent shall have received (a) a certificate of a Responsible Officer of each Loan Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (A) who are authorized to sign the Loan Documents to which such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Amendment, the other Loan Documents and the transactions contemplated hereby and thereby, (iv) specimen signatures of such authorized officers and (v) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Loan Party, certified by a Responsible Officer as being true and complete and (b) certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized.

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5.11 The Administrative Agent shall have received (a) customary lien releases, if applicable, evidencing that all existing Liens or security interests on the CHK STX Assets (provided that Liens permitted by the Credit Agreement may exist) have been, or substantially contemporaneously with the Eleventh Amendment Closing Date shall be, terminated or released and (b) customary UCC lien search results with respect to the Borrower and the other Loan Parties, in each case, in their respective jurisdictions of formation.

5.12 No Event of Default under Sections 10.01(a), 10.01(b), 10.01(f) (with respect to the Specified Permitted Second Lien Notes), 10.01(h) or 10.01(i) of the Credit Agreement shall have occurred and be continuing as of the Eleventh Amendment Closing Date.

5.13 (a) The Loan Parties shall not have made any changes to, Unwound or let expire or lapse Swap Agreements in existence on the Signing Date without the prior written consent of the Majority Initial Lead Arrangers and (b) the Administrative Agent and the Arrangers shall have received evidence that the applicable Hedging Requirements (as defined below) have been satisfied.

5.14 As of the Eleventh Amendment Closing Date and immediately after giving effect to the Chesapeake Acquisition, the Permitted Second Lien Notes Increase and any Borrowing under the Credit Agreement to pay the Acquisition Costs (collectively, the “Transactions”), the Utilization Percentage shall not exceed 75%.

5.15 The Administrative Agent shall have received a certificate of the Borrower’s chief financial officer, in substantially the form of Exhibit E to the Existing Credit Agreement, certifying that, after giving effect to the Transactions on the Eleventh Amendment Closing Date, the Borrower and its Subsidiaries on a consolidated basis are solvent and no Bankruptcy Event has occurred with respect to the Borrower.

5.16 As of the Eleventh Amendment Closing Date, after giving effect to the Transactions, the Borrower shall be in pro forma compliance with the financial covenants contained in Section 9.01 of the Credit Agreement.

5.17 The Administrative Agent shall have received executed counterparts to the Intercreditor Consent.

5.18 The Administrative Agent shall have received a certificate from a Responsible Officer dated as of the Eleventh Amendment Closing Date certifying that (a) the conditions contained in Sections 5.2, 5.3, 5.4(b), 5.12, 5.13(a), 5.14 and 5.16 hereof have been satisfied and (b) attached thereto are true and correct, fully-executed copies of (i) the Chesapeake Acquisition Agreement (including, for the avoidance of doubt, all exhibits, schedules, annexes and disclosure schedules thereto, all amendments, waivers, supplements or modifications thereto and all side letters and other supplemental or material agreements and instruments executed and delivered in connection with the CHK STX Acquisition (provided that any confidential information related to employees contained in any of the foregoing may be redacted in a manner reasonably satisfactory to the Administrative Agent)) and (ii) the Notes Increase Documentation (including any documents delivered in connection therewith if necessary to satisfy the conditions precedent to the Permitted Second Lien Notes Increase).

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5.19 The Administrative Agent shall have received satisfactory title information on at least 85% of PV-9 of the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (and after giving effect to the CHK STX Acquisition) and the Mortgaged Properties shall represent at least 85% of the total value of PV-9 of the Borrowing Base Properties evaluated in such Reserve Report (and after giving effect to the CHK STX Acquisition) (the “Mortgage and Title Condition”); provided that, if the Loan Parties are unable to satisfy the Mortgage and Title Condition on or prior to the Eleventh Amendment Closing Date after using commercially reasonable efforts to do so without undue burden or expense, then satisfaction of such condition shall be subject to Section 6.3 and satisfaction of this Section 5.19 shall not constitute a condition to the Eleventh Amendment Closing Date.

The Administrative Agent is hereby authorized and directed to declare the Eleventh Amendment Closing Date to have occurred when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 (or the waiver of such conditions as permitted in Section 12.02(b) of the Credit Agreement). Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6. CHK STX Acquisition-Related Covenants.

6.1 No later than October 25, 2023 (or such later date that the Administrative Agent may decide in its sole discretion) (the “60% PDP Swap Date”), the Loan Parties shall enter into (at then market prices) and thereafter maintain Swap Agreements reasonably satisfactory to the Required Lenders with Approved Counterparties pursuant to which the Loan Parties shall hedge notional volumes not less than, for each calendar month following the 60% PDP Swap Date through the three (3)-year anniversary of the 60% PDP Swap Date, 60% of the reasonably anticipated projected production of crude oil and natural gas, calculated separately, from Proved Developed Producing Reserves from the Loan Parties’ Oil and Gas Properties (after giving effect to the CHK STX Acquisition as if all the properties contemplated to be acquired had been acquired).

6.2 No later than thirty (30) days after the Eleventh Amendment Closing Date (or such later date that the Administrative Agent may decide in its sole discretion) (the “75% PDP Swap Date”), the Loan Parties shall enter into (at then market prices) and thereafter maintain Swap Agreements reasonably satisfactory to the Required Lenders with Approved Counterparties pursuant to which the Loan Parties shall hedge notional volumes not less than, for each calendar month following the 75% PDP Swap Date through the two (2)-year anniversary of the 75% PDP Swap Date, 75% of the reasonably anticipated projected production of crude oil and natural gas, calculated separately, from Proved Developed Producing Reserves from the Loan Parties’ Oil and Gas Properties (after giving effect to the CHK STX Acquisition) (this Section 6.2, together with Section 6.1, collectively, the “Hedging Requirements”).

6.3 No later than sixty (60) days after the Eleventh Amendment Closing Date (or such later date that the Administrative Agent may decide in its sole discretion), after giving effect to any additional title information and Mortgages delivered by the Loan Parties pursuant to Section 5.19 hereof, the Mortgage and Title Condition shall have been satisfied.

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Section 7. Miscellaneous.

7.1 Confirmation. All of the terms and provisions of the Credit Agreement are, and shall remain, in full force and effect following the effectiveness of this Amendment. Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed to be an agreement by the Administrative Agent or the Lenders to agree to any future requests.

7.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Secured Obligations in accordance with the terms thereof, after giving effect to this Amendment; and (c) agrees that from and after the date hereof (i) each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Existing Credit Agreement as amended by this Amendment (without prejudice to the terms of this Amendment that specify when certain provisions of this Amendment become effective) and (ii) this Amendment does not constitute a novation of the Credit Agreement or any other Loan Document.

7.3 Loan Document. This Amendment is a Loan Document.

7.4 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. This Amendment (other than Sections 2, 3 and, solely with respect to the Borrowing Base Increase, 4 hereof, which shall only become effective upon the Eleventh Amendment Closing Date) shall become effective upon receipt by the Administrative Agent of a counterpart of this Amendment signed by the Borrower, the Guarantor and each Lender (including, for purposes hereof, the New Lenders). Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the Transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

7.5 INTEGRATION; NO ORAL AGREEMENT. This Amendment, the Credit Agreement, the other Loan Documents, the Commitment Letter dated August 11, 2023 among JPMorgan Chase Bank, N.A., the Borrower and the other financial institutions party thereto and any fee letters entered into in connection therewith (collectively, the “Commitment Papers”) and any separate letter agreements with respect to fees payable to the Administrative Agent (collectively, the “Agent Fee Letter”) constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and

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understandings, oral or written, relating to the subject matter hereof and thereof. THIS AMENDMENT, THE CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, THE COMMITMENT PAPERS AND THE AGENT FEE LETTER EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. It is understood and agreed, for the avoidance of doubt, that (i) nothing contained in this Section 7.5 shall amend, modify or supersede the termination or survival provisions contained in the Commitment Papers or the Agent Fee Letter and (ii) none of the Commitment Papers nor the Agent Fee Letter shall constitute a Loan Document.

7.6 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Sections 12.09(b)-(d) of the Credit Agreement shall be incorporated herein mutatis mutandis.

7.7 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.8 No Claims. Each Obligor represents and warrants that as of the date of this Amendment, it has no knowledge of events or circumstances that would reasonably be expected to give rise to a claim against any Lender or the Administrative Agent.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

SILVERBOW RESOURCES, INC., as Borrower

By:	/s/ Christopher M. Abundis
Name: Christopher M. Abundis
Title: Executive Vice President, Chief Financial Officer and General Counsel

SILVERBOW RESOURCES OPERATING, LLC, as Guarantor

By:	/s/ Christopher M. Abundis
Name: Christopher M. Abundis
Title: Executive Vice President, Chief Financial Officer, Treasurer and General Counsel

Eleventh Amendment to Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

Eleventh Amendment to Credit Agreement

Signature Page

Bank of America, N.A., as a Lender

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Director

Eleventh Amendment to Credit Agreement

Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Eleventh Amendment to Credit Agreement

Signature Page

CANDADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Scott W. Danvers
Name:	Scott W. Danvers
Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

Eleventh Amendment to Credit Agreement

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Cameron Breitenbach
Name:	Cameron Breitenbach
Title:	Director

Eleventh Amendment to Credit Agreement

Signature Page

Citibank N.A. as a Lender

By:	/s/ Thomas Skipper
Name:	Thomas Skipper
Title:	Senior Vice President

Eleventh Amendment to Credit Agreement

Signature Page

KeyBank National Association, as a Lender

By:	/s/ David M. Bornstein
Name:	David M. Bornstein
Title:	Senior Vice President

Eleventh Amendment to Credit Agreement

Signature Page

MIZUHO BANK, LTD., as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

Eleventh Amendment to Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Robert Downey
Name:	Robert Downey
Title:	Vice President

Eleventh Amendment to Credit Agreement

Signature Page

TRUIST BANK, as a Lender

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Director

Eleventh Amendment to Credit Agreement

Signature Page

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Oleg Kogan
Name:	Oleg Kogan
Title:	Director

Eleventh Amendment to Credit Agreement

Signature Page

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

Eleventh Amendment to Credit Agreement

Signature Page

REGIONS BANK, as a Lender

By:	/s/ Michael Kolosowsky
Name:	Michael Kolosowsky
Title:	Managing Director

Eleventh Amendment to Credit Agreement

Signature Page

East West Bank, as an Exiting Lender

By:	/s/ Andrew Long
Name:	Andrew Long
Title:	First Vice President

Eleventh Amendment to Credit Agreement

Signature Page

COMERICA BANK, as an Exiting Lender

By:	/s/ Robert Kret
Name:	Robert Kret
Title:	Senior Vice President

Eleventh Amendment to Credit Agreement

Signature Page

BOKF NA, dba Bank of Texas, as an Exiting Lender

By:	/s/ William T. Morris
Name:	Taylor Morris
Title:	Vice President

Eleventh Amendment to Credit Agreement

Signature Page

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Elected Commitment	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	9.166666667%	$110,000,000.00	$183,333,333.34
Bank of America, N.A.	8.250000000%	$99,000,000.00	$165,000,000.00
Barclays Bank PLC	8.250000000%	$99,000,000.00	$165,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	8.250000000%	$99,000,000.00	$165,000,000.00
Capital One, National Association	8.250000000%	$99,000,000.00	$165,000,000.00
Citibank, N.A.	8.250000000%	$99,000,000.00	$165,000,000.00
KeyBank National Association	8.250000000%	$99,000,000.00	$165,000,000.00
Mizuho Bank, Ltd.	8.250000000%	$99,000,000.00	$165,000,000.00
PNC Bank, National Association	8.250000000%	$99,000,000.00	$165,000,000.00
Truist Bank	8.250000000%	$99,000,000.00	$165,000,000.00
Wells Fargo Bank, National Association	8.250000000%	$99,000,000.00	$165,000,000.00
Fifth Third Bank, National Association	5.416666667%	$65,000,000.00	$108,333,333.33
Regions Bank	2.916666667%	$35,000,000.00	$58,333,333.33

TOTAL:	100.000000000%	$1,200,000,000.00	$2,000,000,000.00

Annex I to

Eleventh Amendment to Credit Agreement

EXHIBIT A

[Attached]

Exhibit A to

Eleventh Amendment to Credit Agreement

Exhibit A to Eleventh Amendment

FIRST AMENDED AND RESTATED SENIOR SECURED

REVOLVING CREDIT AGREEMENT

dated as of April 19, 2017

among

SILVERBOW RESOURCES, INC.

as Borrower

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

the Lenders party hereto

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

BARCLAYS BANK PLC,

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,

CAPITAL ONE, NATIONAL ASSOCIATION,

CITIBANK, N.A.,

KEYBANC CAPITAL MARKETS INC.,

MIZUHO BANK, LTD.,

PNC CAPITAL MARKETS LLC,

TRUIST SECURITIES, INC.

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners

i

Annexes, Exhibits and Schedules

Annex I	List of Maximum Credit Amounts and Elected Commitments

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Solvency Certificate
Exhibit F-1	Security Instruments
Exhibit F-2	Form of Guaranty and Collateral Agreement
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; non-partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Foreign Participants; non-partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Non-U.S. Lenders; partnerships)
Exhibit I	Form of Reserve Report Certificate
Exhibit J	Form of Perfection Certificate
Exhibit K Exhibit L	Form of Elected Commitment Increase Certificate Form of Additional Lender Certificate

Schedule 1.02	Existing Letters of Credit
Schedule 7.12	Insurance

Schedule 7.14	Group Members
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.21	Swap Agreements
Schedule 8.09(b)	Environmental Matters
Schedule 9.02	Existing Indebtedness
Schedule 9.03	Existing Liens
Schedule 9.05	Investments

v

THIS FIRST AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT dated as of April 19, 2017, is among SILVERBOW RESOURCES, INC. (f/k/a Swift Energy Company), a Delaware corporation (the “Borrower”), each lender that is a party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the “Administrative Agent”), and as Issuing Bank.

R E C I T A L S

A. The Borrower, JPMorgan Chase Bank, National Association, as administrative agent and the lenders party thereto are parties to that certain Senior Secured Revolving Credit Agreement dated as of April 22, 2016 (as amended, supplemented or otherwise modified from time to time prior to the Closing Date, the “Existing Credit Agreement”), pursuant to which, among other things, the lenders party thereto have made certain credit available to the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend and restate the Existing Credit Agreement subject to the terms of this Agreement.

C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accounting Changes” has the meaning assigned to such term in Section 1.05.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR plus (b) 0.10%; provided that if Adjusted Daily Simple SOFR as so described would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so described would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means a Lender that is an Affiliate of the Borrower or any other Group Member.

“Aggregate Elected Commitment Amount” means, at any time, an amount equal to the sum of the Elected Commitments of the Lenders, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). As of the Eleventh Amendment Closing Date, the Aggregate Elected Commitment Amount shall be as set forth in the Eleventh Amendment.

“Aggregate Maximum Credit Amounts” means, at any time, an amount equal to the sum of the Maximum Credit Amounts in effect at such time. As of the Eleventh Amendment Closing Date, the Aggregate Maximum Credit Amounts of the Lenders are $2,000,000,000.

“Agreement” means this First Amended and Restated Senior Secured Revolving Credit Agreement, including the Schedules and Exhibits hereto, as the same may be amended, modified, supplemented, restated, replaced or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03(c)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. If the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Amortization Test” has the meaning assigned to such term in Section 9.04(b)(iii).

“Ancillary Document” has the meaning assigned to such term in Section 12.06(a).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, the applicable rate per annum set forth below as determined based upon the Utilization Percentage then in effect:

Utilization Percentage	< 25%	> 25% and < 50%	> 50% and < 75%	> 75% and < 90%	> 90%
Term Benchmark Loans and RFR Loans	2.75%	3.00%	3.25%	3.50%	3.75%
ABR Loans	1.75%	2.00%	2.25%	2.50%	2.75%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change in the Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided that, if at any time when the Applicable Margin is determined based on the Utilization Percentage the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), then beginning on the date that is 30 calendar days from the date of such failure and until such Reserve Report is delivered, the “Applicable Margin” shall mean the rate per annum set forth on the grid when the Utilization Percentage is at its highest level. It is understood that this definition of “Applicable Margin” shall be effective as of the Tenth Amendment Effective Date and shall apply as of the Tenth Amendment Effective Date, and that the prior definition of “Applicable Margin” applies at all times prior to the Tenth Amendment Effective Date.

“Applicable Parties” has the meaning assigned to such term in Section 11.14(c).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I; provided further that when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Maximum Credit Amounts (disregarding any Defaulting Lender’s Maximum Credit Amount) represented by such Lender’s Maximum Credit Amount. As of the Closing Date, each Lender’s Applicable Percentage is set forth on Annex I.

“Approved Counterparty” means (a) any Secured Swap Provider or (b) any other Person that has (or the credit support provider of such Person has) a long term senior unsecured debt or corporate credit rating of A- or A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Electronic Platform” has the meaning assigned to such term in Section 11.14(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) DeGolyer and MacNaughton, (d) Cawley, Gillespie & Associates, Inc. and (e) HJ Gruy and Associates.

“Arranger” means, individually and collectively, the joint lead arrangers and joint bookrunners identified on the cover page of this Agreement.

“Assignee” has the meaning assigned to such term in Section 12.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the Termination Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978 as codified as 11 U.S.C. Section 101 et seq, as amended from time to time and any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any (a) RFR Loan, Daily Simple SOFR or (b) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR or the Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (c) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the sum of:

(a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and

(b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions. The Borrowing Base on the Closing Date shall be the amount set forth in Section 2.07(a).

“Borrowing Base Adjustment Provisions” means Section 2.08(a), Section 2.08(b) and Section 2.08(c) and any other provision hereunder which adjusts (as opposed to redetermines) the amount of the Borrowing Base.

“Borrowing Base Deficiency” occurs if, at any time, the total Revolving Credit Exposures exceeds the Borrowing Base then in effect; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, obligations under any Letter of Credit will not be deemed to be outstanding to the extent such obligations are Cash Collateralized.

“Borrowing Base Properties” means the Oil and Gas Properties constituting Proved Reserves that (a) are included in the Initial Reserve Report and/or thereafter in the most recently delivered Reserve Report delivered pursuant to Section 8.11 and (b) are given Borrowing Base credit.

“Borrowing Base Value” means, with respect to any Oil and Gas Property constituting Proved Reserves or any Swap Agreement, the value attributed to such asset in connection with the most recent determination of the Borrowing Base as reasonably determined by the Administrative Agent.

“Borrowing Request” means a request by the Borrower substantially in the form of Exhibit B for a Borrowing in accordance with Section 2.03.

“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Houston, Texas; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent (in a manner reasonably satisfactory to the Administrative Agent and Issuing Bank, which shall require such deposit to made into a controlled account), for the benefit of any Issuing Bank, the Lenders or any Secured Parties and other Persons as the context requires, as collateral for LC Exposure or obligations of the Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and any applicable Issuing Bank shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and any such Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition or (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Group Member.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person (other than a Permitted Holder) or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) (other than a group of Permitted Holders) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement nor (ii) nominated or appointed by the board of directors of the Borrower, (c) the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Equity Interest of each of its Restricted Subsidiaries (it being understood that the foregoing shall not restrict any Disposition of all the Equity Interests of a Restricted Subsidiary to the extent permitted hereunder) or (d) a Specified Change of Control shall have occurred.

“Change in Law” means the occurrence after the date of this Agreement of any of the following (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Chesapeake Acquisition Agreement” means that certain Purchase and Sale Agreement, dated as of August 11, 2023, by and among SilverBow Resources Operating, as buyer, Chesapeake Exploration, L.L.C., an Oklahoma limited liability company, Chesapeake Operating, L.L.C., an Oklahoma limited liability company, Chesapeake Energy Marketing, L.L.C., an Oklahoma limited liability company and Chesapeake Royalty, L.L.C., an Oklahoma limited liability company, as sellers, together with all exhibits, schedules, annexes, disclosure schedules and side letters thereto.

“CHK STX Acquisition” has the meaning assigned to such term in the Eleventh Amendment.

“Closing Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Instrument.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make or continue Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06, (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b) or (c) otherwise modified pursuant to the terms of this Agreement. The amount representing each Lender’s Commitment shall at any time be the least of (i) such Lender’s Maximum Credit Amount, (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base and (iii) such Lender’s Elected Commitment.

“Commitment Fee Rate” has the meaning assigned to such term in the definition of “Applicable Margin”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 11.14(c).

“Compliance Certificate” means the Compliance Certificate, signed by a Financial Officer, substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Balance” means, at any time, the aggregate amount of, without duplication (a) cash, (b) cash equivalents (including Cash Equivalents) and (c) any other marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper (any such amounts set forth in clause (a), clause (b) and clause (c) above, the “Cash Balance Amounts”), in each case, held or owned by (either directly or indirectly), credited to the account of or that would otherwise be required to be reflected as an asset on the balance sheet of, the Borrower or any other Group Member; provided that Consolidated Cash Balance shall exclude (i) any Cash Balance Amounts set aside to pay royalty obligations, working interest obligations, production payments and severance taxes of the Borrower or any Restricted Subsidiary then due and owing (or to be due and owing within five (5) Business Days) to third parties and for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within five (5) Business Days) in order to pay such amounts due and owing, (ii) any Cash Balance Amounts set aside to pay in the ordinary course of business amounts (other than obligations described in clause (i) above) of the Borrower or any of its Restricted Subsidiaries to third parties and for which the Borrower or such Restricted Subsidiary has issued checks or has initiated wires or ACH transfers in order to utilize such Cash Balance Amounts, (iii) any Cash Balance Amounts set aside to pay payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations of the Borrower or any Restricted Subsidiary then due and owing (or to be due and owing within five (5) Business Days), (iv) any Cash Balance Amounts of the Borrower or any Restricted Subsidiary constituting a purchase price deposit held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits and (v) any Cash Balance Amounts in respect of cash equity contributions received by the Borrower after May 12, 2020.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (other than a Consolidated Restricted Subsidiary), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be, from such other Person’s net income; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited; (c) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Consolidated Restricted Subsidiaries; (d) any extraordinary gains or losses or expenses during such period; (e) non-cash gains or losses under FASB ASC Topic 815 resulting from the net change in mark to market portfolio of commodity price risk management activities during that period; (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and (g) for any period commencing with the Fiscal Quarter ending March 31, 2022, any net after-tax gains or losses from the cancellation, unwinding, early extinguishment or conversion of (i) obligations arising under Swap Agreements and (ii) other derivative instruments.

“Consolidated Restricted Subsidiaries” means each Restricted Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the other Group Members.

“Control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means a deposit account control agreement or securities account control agreement (or similar agreement), as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by the applicable Loan Party, the Administrative Agent and the relevant financial institution party thereto. Such agreement shall provide a first priority perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, in the applicable Loan Party’s Deposit Account and/or Securities Account.

“Controlled Account” means (a) a Deposit Account or Securities Account that is subject to a Control Agreement or (b) in the sole discretion of the Administrative Agent, a Deposit Account or Securities Account maintained with the Administrative Agent.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 12.21.

“Credit Party” means the Administrative Agent, any Issuing Bank or any other Lender.

“Current Assets” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the other Group Members at such date, plus the unused Commitments, but excluding all non-cash assets under FASB ASC Topic 815.

“Current Liabilities” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the other Group Members on such date, but excluding (a) all non-cash obligations under FASB ASC Topic 815 and (b) the current portion of the Loans under this Agreement.

“Current Ratio” means, with respect to the Borrower and the Consolidated Restricted Subsidiaries for any date of determination, the ratio of (a) Current Assets as of the last day of the most recently ended Fiscal Quarter (which may be such date of determination) to (b) Current Liabilities on such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“December 31 Reserve Report” has the meaning assigned to such term in Section 8.11(a).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to it, or (d) has become the subject of a Bankruptcy Event, or Bail-In Action.

“Deficiency Date” has the meaning assigned to such term in Section 3.04(c)(ii).

“Deposit Account” has the meaning assigned to such term in the UCC.

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, casualty, condemnation or other disposition thereof (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other Secured Obligations outstanding and all of the Commitments are terminated.

“Distributable Free Cash Flow” means, as of any time of determination, an amount equal to (a) the sum of Free Cash Flow for each Fiscal Quarter ended during the most recently ended Reference Period minus (b) the difference between (i) the aggregate amount of the Free Cash Flow Utilizations that have occurred on or after the first day of such most recently ended Reference Period through such time of determination and (ii) the aggregate amount of any Free Cash Flow Utilizations that occurred during such Reference Period and which are attributable to Free Cash Flow generated during the four Fiscal Quarter period ending immediately prior to the commencement of such Reference Period.

“Documentation Agents” means the Documentation Agents identified on the cover page of this Agreement.

“Dollar Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary Group Member” means any Restricted Subsidiary (a) that is organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) that is not a Foreign Group Member.

“EBITDA” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) federal and state income taxes, (iii) depreciation, depletion, amortization and other similar noncash charges, (iv) [reserved], (v) [reserved] and (vi) [reserved], minus all noncash income (including cancellation of indebtedness income) added to Consolidated Net Income (excluding any such noncash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period); provided that any realized cumulative cash gains or losses resulting from the settlement of commodity price risk contracts on or prior to December 31, 2020 and not included in Consolidated Net Income shall, to the extent not included, be added to EBITDA in the case of such gains and subtracted from EBITDA in the case of such losses (provided that (x) in all events any such realized cumulative cash gains or losses shall be applied in equal monthly installments across the term which would have been in effect had such applicable commodity price risk contract not been settled and (y) for the avoidance of doubt, any realized cumulative cash gains and losses with respect to the cancellation, unwinding, early extinguishment or conversion of obligations arising under Swap Agreements and other derivative instruments, in each case, on or after January 1, 2021 shall not be added to EBITDA to the extent not included in Consolidated Net Income); provided, further, that for the purposes of calculating EBITDA for any period of four consecutive Fiscal Quarters (or less in the case of any period during which the calculation of EBITDA is being annualized for purposes of the financial covenant calculations in Section 9.01) for which financial statements were delivered pursuant to Section 8.01(a) or Section 8.01(b), as applicable (each, a “Reference Period”), (a) if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Consolidated Restricted Subsidiary shall have made a Material Disposition or Material Acquisition, EBITDA (including Consolidated Net Income) for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition by the Borrower or its Consolidated Restricted Subsidiaries occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive Fiscal Quarters for which the relevant financial information is available) and (b) if any calculations in the foregoing clause (a) are made on a pro forma basis, such pro forma adjustments are factually supportable and subject to supporting documentation and otherwise acceptable to the Administrative Agent. As used in this definition, “Material Acquisition” means any acquisition by the Borrower or its Consolidated Restricted Subsidiaries of property or series of related acquisitions of property that involves consideration in excess of $5,000,000, and “Material Disposition” means any Disposition or series of related Dispositions that yields gross proceeds to the Borrower or any Consolidated Restricted Subsidiary in excess of $5,000,000. For avoidance of doubt, amounts added back or subtracted from Consolidated Net Income pursuant to this definition shall be without duplication of gains or losses excluded from Consolidated Net Income.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elected Commitment” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Elected Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Commitment Amount pursuant to Section 2.06(c).

“Elected Commitment Increase Certificate” has the meaning given to such term in Section 2.06(c)(ii)(G).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eleventh Amendment” means that certain Eleventh Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of November 30, 2023, among the Borrower, SilverBow Resources Operating, as a guarantor, the Administrative Agent, the Lenders party thereto and the other parties party thereto.

“Eleventh Amendment Closing Date” has the meaning assigned to such term in the Eleventh Amendment.

“Engineering Reports” has the meaning assigned to such term in Section 2.07(c)(i).

“Environmental Laws” means all Governmental Requirements relating to the environment, the preservation or reclamation of natural resources, the regulation or management of any harmful or deleterious substances, or to health and safety as it relates to environmental protection or exposure to harmful or deleterious substances.

“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means any entity (whether or not incorporated) which together with the Borrower or a Subsidiary would be treated as a single employer under Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code or, for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA, Section 414 (m) or (o) of the Code.

“ERISA Event” means (a) a Reportable Event, (b) the withdrawal of the Borrower, any other Group Member or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower, any other Group Member or any ERISA Affiliate from a Multiemployer Plan, (d) the filing (or the receipt by any Group Member or any ERISA Affiliate) of a notice of intent to terminate a Plan under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Plan by the PBGC, (f) the receipt by any Group Member or any ERISA Affiliate of a notice of withdrawal liability pursuant to Section 4202 of ERISA, (g) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the incurrence by any Group Member or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, including but not limited to the imposition of any Lien in favor of the PBGC, (h) on and after the effectiveness of the Pension Act, a determination that a Plan is, or would be expected to be, in “at risk” status (as defined in 303(i)(4) of ERISA or 430(i)(4) of the Code) or (i) the failure of any Group Member or any ERISA Affiliate to make by its due date, after expiration of any applicable grace period, a required installment under Section 430(j) of the Code with respect to any Plan or any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, or the failure by the Borrower, any other Group Member or any of their respective ERISA Affiliates to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements, in each case, which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair (i) the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any other Group Member or (ii) the value of such Property subject thereto; (e) Liens arising by virtue of any statutory or common law provision or customary deposit account terms relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any other Group Member to provide collateral to the depository institution; (f) zoning and land use requirements, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any other Group Member for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair (i) the use of such Property for the purposes of which such Property is held by the Borrower or any other Group Member or (ii) the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature, in each case, incurred in the ordinary course of business; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; (i) Liens, titles and interests of lessors of personal Property leased by such lessors to the Borrower or any other Group Member, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Borrower’s or such Group Member’s interests therein imposed by such leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such Property and to which the Borrower’s or such Group Member’s leasehold interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness of the Borrower or any other Group Member and do not encumber Property of the Borrower or any other Group Member other than the Property that is the subject of such leases and (j) Liens, titles and interests of licensors of software and other intangible personal Property licensed by such licensors to the Borrower or any other Group Member, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Borrower’s or such Group Member’s interests therein imposed by such licenses, and Liens and encumbrances encumbering such licensors’ titles and interests in such Property and to which the Borrower’s or such Group Member’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record; provided that such Liens do not secure Indebtedness of the Borrower or any other Group Member and do not encumber Property of the Borrower or any other Group Member other than the Property that is the subject of such licenses; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the Liens granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of any Excepted Liens.

“Excluded Accounts” means (a) each account all or substantially all of the deposits in which consist of amounts utilized to fund payroll, employee benefit or tax obligations of the Borrower and its Subsidiaries, (b) fiduciary accounts, (c) to the extent necessary or desirable to comply with the terms of a binding purchase agreement, escrow accounts holding amounts on deposit in connection with a binding purchase agreement to the extent that and for so long as such amounts are refundable to the buyer, (d) “zero balance” accounts and (e) other accounts so long as the aggregate average daily maximum balance in any such other account over a 30-day period does not at any time exceed $2,500,000; provided that the aggregate daily maximum balance for all such bank accounts excluded pursuant to this clause (d) on any day shall not exceed $5,000,000.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.05) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 5.03(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Existing Letters of Credit” means the letters of credit described on Schedule 1.02 that were issued under the Existing Credit Agreement and that shall be transferred to and deemed issued under this Agreement, as such letters of credit may be renewed or amended from time to time.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset or assets at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation or official agreement implementing an official government agreement with respect to the foregoing.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as shall be set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Finance Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Financial Officer” means, for any Person, the chief executive officer, chief financial officer, principal accounting officer or treasurer of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Fiscal Quarter” means each fiscal quarter for accounting and tax purposes, ending on the last day of each March, June, September and December.

“Fiscal Year” means each fiscal year for accounting and tax purposes, ending on December 31 of each year.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert Waters Flood Reform Act of 2012, and any regulations promulgated thereunder.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR. The Floor as of the Tenth Amendment Effective Date for the Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR shall be 0.00%.

“Foreign Group Member” means, any Group Member that is a Subsidiary of the Borrower which (a) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (b) is a FSHCO.

“Free Cash Flow” means, for any Fiscal Quarter, (a) EBITDA of the Borrower and its Consolidated Restricted Subsidiaries during such Fiscal Quarter minus (b) the increase (or plus the decrease) in non-cash Working Capital from the previous Fiscal Quarter minus (c) the sum, in each case without duplication, of the following amounts paid by the Borrower and such Consolidated Restricted Subsidiaries during such Fiscal Quarter: (i) voluntary and scheduled cash prepayments and repayments of Indebtedness of the Borrower and its Consolidated Restricted Subsidiaries (other than the Loans) which cannot be reborrowed pursuant to the terms of such Indebtedness, (ii) capital expenditures made in cash, (iii) interest expense to the extent paid in cash minus cash interest income, (iv) Taxes paid in cash, (v) exploration expenses or costs paid in cash, (vi) Investments made in cash, (vii) Restricted Payments made in cash (other than any Free Cash Flow Utilization) and (viii) to the extent not included in this clause (c), any other amounts added back to Consolidated Net Income pursuant to the definition of EBITDA.

“Free Cash Flow Utilizations” means any Restricted Payments made in reliance on Section 9.04(a)(iv)(A).

“FSHCO” means any Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law (including common law), statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Group Members” means the collective reference to the Borrower and its Restricted Subsidiaries.

“Guarantee and Collateral Agreement” means an agreement executed by the Guarantors in substantially the form of Exhibit F-2, as the same may be amended, modified or supplemented from time to time.

“Guarantors” means:

(a) SilverBow Resources Operating, and

(b) each other Domestic Subsidiary Group Member that is a Material Subsidiary that guarantees the Secured Obligations pursuant to Section 8.13(b) or any other Group Member that guarantees the Secured Obligations at the election of the Borrower.

“Hazardous Material” means any chemical, compound, material, product, byproduct, substance or waste that is defined, regulated or otherwise classified as a “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning under any applicable Environmental Law, and for the avoidance of doubt includes Hydrocarbons, radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, and infectious or medical wastes.

“Highest Lawful Rate” means, as to any Lender, at the particular time in question, the maximum non-usurious rate of interest which, under applicable law, such Lender is then permitted to contract for, charge or collect from the Borrower on the Loans or the other obligations of the Borrower hereunder, and as to any other Person, at the particular time in question, the maximum non-usurious rate of interest which, under applicable law, such Person is then permitted to contract for, charge or collect with respect to the obligation in question. If the maximum rate of interest which, under applicable law, the Lenders are permitted to contract for, charge or collect from the Borrower on the Loans or the other obligations of the Borrower hereunder shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower or any other Person.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower or any other Group Member, as the context requires.

“Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of any Person, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or other properties constituting Oil and Gas Properties.

“Indebtedness” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bank guarantees, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (including insurance premium payables) that are one hundred twenty (120) days past the date of invoice, other than those which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) all Finance Lease Obligations; (e) all Indebtedness (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; (f) all Indebtedness (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Indebtedness (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Indebtedness and the maximum stated amount of such guarantee or assurance against loss; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Indebtedness or Property of others; (h) any undischarged balance of any Volumetric Production Payments and any Dollar Denominated Production Payments; (i) all obligations of such Person under take/ship or pay contracts if any goods or services are not actually received or utilized by such Person; (j) any Indebtedness of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock (for purposes hereof, the amount of any Disqualified Capital Stock shall be its liquidation value and, without duplication, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Capital Stock); (l) net Swap Obligations of such Person (for purposes hereof, the amount of any net Swap Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date); (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (n) the obligation of SilverBow Resources Operating or any of its Affiliates to pay the Deferred Purchase Price (as defined in the Chesapeake Acquisition Agreement) and/or any Contingent Payments (as defined in the Chesapeake Acquisition Agreement). The Indebtedness of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 12.03(b).

“Information” has the meaning assigned to such term in Section 12.11.

“Initial Reserve Report” means the report of HJ Gruy and Associates dated as of January 24, 2017, with respect to certain Oil and Gas Properties of the Borrower and the other Group Members as of December 31st, 2016.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of December 15, 2017, by and among the Borrower, the other Guarantors, the Administrative Agent and the Second Lien Administrative Agent, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Interest Election Request” means a request by the Borrower substantially in the form of Exhibit C to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December (or, if an Event of Default is in existence, the last day of each calendar month) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the final maturity date of such Loan, (c) with respect to any Term Benchmark Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (ii) the final maturity date of such Loan.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect in its Borrowing Request or Interest Election Request, as applicable, given with respect thereto; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding

Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 3.03(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Indebtedness of, purchase or other acquisition of any other Indebtedness of, or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, goods, supplies or services sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person constituting a business unit or Oil and Gas Properties; or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A. and (b) and each Lender approved by the Administrative Agent that is reasonably requested by the Borrower that agrees to act as an issuer of Letters of Credit hereunder, in each case, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.09(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. References herein and in the other Loan Documents to an Issuing Bank shall be deemed to refer to such Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

“LC Availability Requirements” has the meaning assigned to such term in Section 2.09(a).

“LC Commitment” means an amount equal to the lesser of (a) $25,000,000 and (b) the Loan Limit. For the avoidance of doubt, the LC Commitment is part of, and not in addition to, the aggregate Commitments.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lender-Related Person” has the meaning assigned to such term in Section 12.03(d).

“Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise that is in the Register, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise and is no longer in the Register.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with an Issuing Bank relating to any Letter of Credit.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations, including if they burden Property to the extent they secure an obligation owed to a Person other than the owner of the Property. For the purposes of this Agreement, the Borrower and the other Group Members shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Security Instruments, any Notes, any Letter of Credit Agreements and the Letters of Credit.

“Loan Limit” means, at any time, the least of (a) the Aggregate Maximum Credit Amounts, (b) the then effective Borrowing Base, and (c) the then effective Aggregate Elected Commitment Amount.

“Loan Party” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means (a) at any time while no Loans or LC Exposure are outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts and (b) at any time while any Loans or LC Exposure are outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, condition (financial or otherwise) of the Borrower and the other Group Members taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent or any other Agent, Issuing Bank or Lender under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), of any one or more Group Member in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Group Member in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries) at the last day of the most recent Fiscal Quarter of the Borrower for which financial statements were required to be delivered pursuant to Section 8.01 were equal to or greater than five percent (5.0%) of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries) at the last day of the most recent Fiscal Quarter of the Borrower for which financial statements were required to be delivered pursuant to Section 8.01 were equal to or greater than five percent (5.0%) of the consolidated revenues of the Borrower and the Restricted Subsidiaries at the last day of the most recent Fiscal Quarter of the Borrower for which financial statements were required to be delivered pursuant to Section 8.01, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Seventh Amendment Effective Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries) as of the last day of such Fiscal Quarter that equal, or exceed, seven and a half percent (7.5%) of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries as of such date or (ii) revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries) during such period that equal or exceed seven and a half percent (7.5%) of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case, determined in accordance with GAAP, then the term “Material Subsidiary” shall include each such Restricted Subsidiary (starting with the Restricted Subsidiary that accounts for the most revenues or Consolidated Total Assets and then in descending order) necessary to account for at least ninety-two and a half percent (92.5%) of the consolidated gross revenues and ninety-two and a half percent (92.5%) of the Consolidated Total Assets, each as described in the previous sentence, so that the remaining non-Material Subsidiaries no longer satisfy such condition; provided further that, notwithstanding the foregoing, each Restricted Subsidiary that owns Oil and Gas Properties for which Borrowing Base credit is given, or is to be given in an upcoming redetermination, shall be a Material Subsidiary.

“Maturity Date” means the earlier of (a) the date that is 91 days prior to the scheduled maturity of the Specified Permitted Second Lien Debt (to the extent outstanding as of such date) and (b) October 19, 2026.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06, (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b) or (c) or otherwise modified pursuant to the terms of this Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgage” means each of the mortgages or deeds of trust executed by any one or more Loan Parties for the benefit of the Secured Parties as security for the Secured Obligations, together with any supplements, modifications or amendments thereto and assumptions or assignments of the obligations thereunder by any Loan Party. “Mortgages” shall mean all of such Mortgages collectively.

“Mortgaged Property” means any Property owned by any Loan Party which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

“Net Proceeds” means the aggregate cash proceeds received by any Group Member in respect of any Disposition of Property (including any cash subsequently received upon the sale or other Disposition or collection of any non-cash consideration received in any sale), any Unwind of Swap Agreements, any incurrence of Indebtedness, or Casualty Event, net of, unless the Loans have been declared or become due and payable as a result of an Event of Default described in Section 10.01(h) or Section 10.01(i) (or after the occurrence and during the continuation of an Event of Default described in Section 10.01(h) or Section 10.01(i)), (a) the direct costs relating to such sale of Property, incurrence of Indebtedness or any Casualty Event (including legal, accounting and investment banking fees, and sales commissions paid to unaffiliated third parties), (b) taxes paid or payable as a result thereof (after taking into account any tax credits or deductions utilized or reasonably expected to be utilized and any tax sharing arrangements) and (c) Indebtedness (other than the Secured Obligations) which is secured by a Lien upon any of the assets being sold that is senior to any Lien created by the Loan Documents with respect to such assets and which must be repaid as a result of such sale.

“New Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(d).

“New Debt” has the meaning assigned to such term in the definition of Permitted Refinancing Indebtedness.

“Non-U.S. Lender” means a Lender, with respect to the Borrower, that is not a U.S. Person.

“Notes” means the promissory notes, if any, of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to such corporation’s jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.05).

“Overnight Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 12.04(c).

“Participant Register” has the meaning assigned to such term in Section 12.04(c).

“Patriot Act” has the meaning assigned to such term in Section 12.16.

“Payment” has the meaning assigned to such term in Section 11.08(b).

“Payment in Full” means (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been indefeasibly paid in full (other than contingent indemnification obligations), (c) all Letters of Credit shall have expired or terminated (or are Cash Collateralized or otherwise secured to the satisfaction of the Issuing Bank) and all LC Disbursements shall have been reimbursed and (d) all amounts due under Secured Swap Agreements shall have been indefeasibly paid in full in cash (or such Secured Swap Agreements are Cash Collateralized or otherwise secured to the satisfaction of the Secured Swap Provider) (it is understood that the Administrative Agent shall be (i) permitted to rely on a certificate of a Responsible Officer of the Borrower to establish the foregoing in clause (d) and (ii) entitled to deem that the foregoing clause (d) has occurred with respect to any Secured Swap Provider if it does not respond to a written request from the Administrative Agent or the Borrower to confirm that the foregoing clause (d) has occurred within two (2) Business Days of such request).

“Payment Notice” has the meaning assigned to such term in Section 11.08(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time, or any successor thereto.

“Perfection Certificate” means a perfection certificate substantially in the form of Exhibit J.

“Permitted Basis Differential Swaps” means, as of any date of determination, basis differential swaps in respect of notional volumes that do not exceed, as of the date any such Swap Agreement is entered into, (a) ninety percent (90%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the period of thirty-six (36) months following the date such Swap Agreement is entered into and (b) ninety percent (90%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from the Borrower’s and its Restricted Subsidiaries’ proved, developed, producing Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately for the period of thirty-seven (37) to sixty (60) months following the date such Swap Agreement is entered into; provided that the Borrower may update the projections in clauses (a) and (b) above by providing the Administrative Agent an internal report prepared by or under the supervision of the chief engineer of the Borrower and its other Group Members and any additional information reasonably requested by the Administrative Agent that is, in each case, reasonably satisfactory to the Administrative Agent (and shall include new reasonably anticipated Hydrocarbon production from new wells or other production improvements and any dispositions, well shut-ins and other reductions of, or decreases to, production).

“Permitted Holder” means any Person that, on the Closing Date, is the beneficial owner, together with any of its Affiliates (but excluding any operating portfolio companies of the foregoing Persons), of Equity Interests representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower at such time.

“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “New Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Indebtedness (the “Refinanced Indebtedness”); provided that:

(a) such New Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Indebtedness (or, if the Refinanced Indebtedness is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing,

(b) such New Debt has a stated maturity no earlier than the stated maturity of the Refinanced Indebtedness and an average life no shorter than the average life of the Refinanced Indebtedness and does not restrict the prepayment or repayment of the Secured Obligations,

(c) such New Debt contains covenants, events of default, guarantees and other terms which (other than “market” interest rate, fees, funding discounts and redemption or prepayment premiums as determined at the time of issuance or incurrence of any such Indebtedness), (i) are “market” terms as determined on the date of issuance or incurrence and (ii) in any event are not more restrictive on the Borrower and each Group Member than the terms of this Agreement (as in effect at the time of such issuance or incurrence),

(d) no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such New Debt,

(e) to the extent such New Debt is secured, the holders of the obligations secured thereby (or a representative or trustee on their behalf) shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood that any such intercreditor agreement that is reasonably satisfactory to the Majority Lenders shall be reasonably satisfactory to the Administrative Agent) (which, for avoidance of doubt, shall provide that the Liens securing such obligations shall rank junior to the Liens securing the Secured Obligations and shall only be secured by the same or a subset of the collateral that secures the Secured Obligations), and

(f) such New Debt (and any guarantees thereof) is subordinated in right of payment to the Secured Obligations (or, if applicable, the Guarantee and Collateral Agreement) to at least the same extent as the Refinanced Indebtedness and subordinated on terms satisfactory to the Administrative Agent.

“Permitted Sale of Hydrocarbons” has the meaning assigned to such term in Section 9.11(a).

“Permitted Second Lien Debt” means junior lien secured Indebtedness issued or incurred by the Borrower and any guarantees thereof by the Guarantors (including any Persons becoming Guarantors simultaneously with the incurrence of such Indebtedness):

(a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 91st day after the Maturity Date (other than (i) customary offers to purchase upon a change of control and customary acceleration rights after an event of default and (ii) the principal amortization and mandatory prepayment provisions under the Specified Permitted Second Lien Debt as in effect on the Eleventh Amendment Closing Date; it being understood that such principal amortization payments shall be made in quarterly installments at par in an annual aggregate principal amount not to exceed, subject to Section 9.04(b)(iii), 7.5% of the aggregate principal amount of the Specified Permitted Second Lien Notes outstanding as of the Eleventh Amendment Closing Date) and do not restrict the prepayment or repayment of the Secured Obligations,

(b) the covenants, events of default, guarantees and other terms which (other than “market” interest rate, fees, funding discounts and redemption or prepayment premiums as determined at the time of issuance or incurrence of any such Indebtedness), (i) are “market” terms as determined on the date of issuance or incurrence and (ii) in any event are not more restrictive on the Borrower and each Group Member than the terms of this Agreement (as in effect at the time of such issuance or incurrence); for the avoidance of doubt, the covenants, events of default, guarantees and other terms under the Specified Permitted Second Lien Debt as in effect on the Eleventh Amendment Closing Date, to the extent they satisfy the conditions contained in Section 5.4(a) of the Eleventh Amendment, comply with this clause (b),

(c) if such Indebtedness is subordinated Indebtedness in right of payment, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Secured Obligations,

(d) the holders of the obligations secured thereby (or a representative or trustee on their behalf) shall have entered into an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood that any such intercreditor agreement that is reasonably satisfactory to the Majority Lenders shall be reasonably satisfactory to the Administrative Agent) (which, for avoidance of doubt, shall provide that the Liens securing such obligations shall rank junior to the Liens securing the Secured Obligations and shall only be secured by the same or a subset of the collateral that secures the Secured Obligations), and

(e) no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Indebtedness.

“Permitted Second Lien Debt Documents” means any document or instrument (including any guarantee, security agreement or mortgage) issued or executed and delivered with respect to any Permitted Second Lien Debt by any Loan Party.

“Permitted Second Lien Debt Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Permitted Second Lien Debt Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Permitted Second Lien Debt Obligations of the applicable Loan Parties under the Permitted Second Lien Debt Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Permitted Second Lien Debt Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any such Loan Party under any Permitted Second Lien Debt Document.

“Permitted Unsecured Debt” means unsecured senior, senior subordinated or subordinated Indebtedness issued or incurred by the Borrower and any guarantees thereof by the Guarantors (including any Persons becoming Guarantors simultaneously with the incurrence of such Indebtedness):

(a) that does not restrict the prepayment or repayment of the Secured Obligations,

(b) that has terms which do not provide for the maturity of such Indebtedness to be or any scheduled repayment, mandatory redemption or sinking fund obligation to occur prior to ninety-one (91) days (or one (1) year, if provided by any holder of the Borrower’s Equity Interests) after the Maturity Date (other than customary offers to purchase upon a change of control and customary acceleration rights after an event of default),

(c) where the covenants, events of default, guarantees and other terms which (other than “market” interest rate, fees, funding discounts and redemption or prepayment premiums as determined at the time of issuance or incurrence of any such Indebtedness), (i) are “market” terms as determined on the date of issuance or incurrence and (ii) in any event are not more restrictive on the Borrower and each Group Member than the terms of this Agreement (as in effect at the time of such issuance or incurrence),

(d) where, if such Indebtedness is subordinated Indebtedness in right of payment, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Secured Obligations, and

(e) where no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (a) is currently or hereafter sponsored, maintained or contributed to by a Group Member or an ERISA Affiliate or (b) was at any time during the six calendar years immediately preceding the date hereof, sponsored, maintained or contributed to by a Group Member or an ERISA Affiliate or to which a Group Member or an ERISA Affiliate has any liability.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Developed Producing Reserves” means oil and gas mineral reserves that, in accordance with the Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves”.

“Proved Reserves” means oil and gas mineral reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or any of their respective Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“PV-9” means, as of any date of determination, with respect to the Proved Reserves of any Oil and Gas Properties, the net present value, discounted at nine percent (9%) per annum, of the future net revenues expected to accrue to the Loan Parties’ collective interest in such Proved Reserves during the remaining expected economic lives of such Proved Reserves calculated in accordance with the most recent bank price deck provided to the Borrower by the Administrative Agent.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 12.21.

“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Indebtedness, including, for the avoidance of doubt, any scheduled principal amortization payments in respect of the Specified Permitted Second Lien Debt made pursuant to Section 9.04(b)(iii). “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Reference Period” has the meaning assigned to such term in the definition of “EBITDA”.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting and (c) if such Benchmark is not the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Indebtedness” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness”.

“Register” has the meaning assigned to such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Relevant Governmental Body” means the Board or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (b) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which the 30-day notice has been waived in regulations issued by the PBGC.

“Required Lenders” means (a) at any time while no Loans or LC Exposure are outstanding, Lenders having at least sixty-six and two thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts and (b) at any time while any Loans or LC Exposure are outstanding, Lenders holding at least sixty-six and two thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Reserve Report” means the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.11(a) (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Guarantors, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic and pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Reserve Report Certificate” has the meaning assigned to such term in Section 8.11(c).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or general counsel of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution or return of capital (whether in cash, securities or other Property) with respect to any Equity Interests in any Person, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of (a) any such Equity Interests or (b) any option, warrant or other right to acquire any such Equity Interests.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“RFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to Adjusted Daily Simple SOFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Tenth Amendment Effective Date, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.

“Scheduled 2L Payment” has the meaning assigned to such term in Section 9.04(b)(iii).

“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Administrative Agent” means U.S. Bank National Association, as agent and collateral agent for the holders under the Specified Permitted Second Lien Debt and any successor agent appointed pursuant to the terms of the Permitted Second Lien Debt Documents.

“Second Lien Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of December 15, 2017, among the Borrower, the Second Lien Administrative Agent, and the holders from time to time party thereto.

“Secured Cash Management Bank” means any Lender or any Affiliate of a Lender that is a counterparty to a Cash Management Agreement with the Borrower or any other Group Member.

“Secured Cash Management Obligations” means all obligations of the Borrower or any Subsidiary arising from time to time under any Cash Management Agreement with a Secured Cash Management Bank; provided that if such Secured Cash Management Bank ceases to be a Lender or an Affiliate of a Lender hereunder, such obligations owed to such Secured Cash Management Bank shall no longer be Secured Cash Management Obligations.

“Secured Obligations” means any and all amounts owing or to be owing by any Loan Party (a) to the Administrative Agent, any Issuing Bank, any Lender or any other Person under any Loan Document or (b) to any Secured Swap Provider under a Secured Swap Agreement or Secured Cash Management Bank under Secured Cash Management Obligations and for clauses (a) and (b) all renewals, extensions and/or rearrangements of any of the foregoing, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing after the maturity of the Loans and LC Disbursements and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding); provided that solely with respect to any Group Member that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations of such Group Member shall in any event be excluded from “Secured Obligations” owing by such Group Member.

“Secured Parties” means, collectively, the Administrative Agent, each Issuing Bank, the Lenders, each Secured Cash Management Bank, each Secured Swap Provider, and any other Person owed Secured Obligations.

“Secured Party” means any of the foregoing individually.

“Secured Swap Agreement” means a Swap Agreement between (a) any Loan Party and (b) a Secured Swap Provider.

“Secured Swap Provider” means, with respect to any Swap Agreement, (a) a Lender or an Affiliate of a Lender who is the counterparty to any such Swap Agreement with a Loan Party and (b) any Person who was a Lender or an Affiliate of a Lender at the time when such Person entered into any such Swap Agreement who is a counterparty to any such Swap Agreement with a Loan Party; provided that any such Secured Swap Provider that ceases to be a Lender or an Affiliate of a Lender shall continue to be a “Secured Swap Provider” for purposes of this Agreement to the extent that such Secured Swap Provider entered into a Secured Swap Agreement with the Borrower or any of its Subsidiaries prior to the date hereof or at the time such Secured Swap Provider was a Lender (or Affiliate of a Lender) hereunder and such Secured Swap Agreement remains in effect and there are remaining obligations under such Secured Swap Agreement (but excluding any transactions, confirms, or trades entered into after such Person ceases to be a Lender or an Affiliate of a Lender).

“Securities Account” has the meaning assigned to such term in the UCC.

“Security Instruments” means (a) the Guarantee and Collateral Agreement, (b) the Mortgages, (c) any Perfection Certificate, (d) any Control Agreement, (e) any intercreditor agreement, (f) the other agreements, instruments or certificates described or referred to in Exhibit F-1 and (g) any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower, the other Loan Parties or any other Person, in each case in connection with, or as security for the payment or performance of the Secured Obligations, as such agreements may be amended, modified, supplemented or restated from time to time.

“Seventh Amendment Effective Date” means April 16, 2021.

“SilverBow Resources Operating” means SilverBow Resources Operating, LLC, a Texas limited liability company.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning set forth in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning set forth in the definition of “Daily Simple SOFR”.

“Solvency Certificate” means a solvency certificate signed by a Financial Officer in substantially the form of Exhibit E hereto.

“Specified Change of Control” means a “Change of Control” (or any other defined term having a similar purpose or meaning) as defined in any Permitted Unsecured Debt or Permitted Second Lien Debt.

“Specified Indebtedness” has the meaning assigned to such term in Section 9.04(b).

“Specified Permitted Second Lien Debt” means the Indebtedness issued under the Second Lien Note Purchase Agreement.

“Specified Permitted Second Lien Notes” means the Senior Secured Second Lien Notes due December 15, 2028, issued by the Borrower pursuant to the Second Lien Note Purchase Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Borrower.

“Supported QFC” has the meaning assigned to such term in Section 12.21.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Group Member shall be a Swap Agreement.

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and any unpaid amounts and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenth Amendment” means that certain Tenth Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement, dated as of June 22, 2022, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Tenth Amendment Effective Date” has the meaning assigned to such term in the Tenth Amendment.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such

Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments in accordance with the terms of this Agreement.

“Total Assets” means, as of any date of determination with respect to any Person, the amount that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Debt” means, at any date, all Indebtedness (other than Indebtedness under clauses (f) with respect to guarantees of Indebtedness not constituting Total Debt, (i) and (l) of the definition thereof) of the Borrower and the Consolidated Restricted Subsidiaries on a consolidated basis, excluding the undrawn portion and/or contingent obligations arising under, or in respect of letters of credit, bank guarantees and surety or other bonds and similar instruments; provided that net Swap Obligations to the extent such obligations are due and payable and not paid on such date shall constitute Total Debt.

“Total Leverage Ratio” means, at any date, the ratio of (a) Total Debt as of the last day of the most recently ended Fiscal Quarter of the Borrower for which financial statements were delivered or were required to be delivered pursuant to Section 8.01(a) or Section 8.01(b) to (b) EBITDA for the period of four Fiscal Quarters ended on such last day.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, the Borrower’s grant of the security interests and provision of collateral under the Security Instruments and Borrower’s grant of Liens on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments and (b) each Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, the guaranteeing of the Secured Obligations and the other obligations under the Guarantee and Collateral Agreement by such Loan Party and (c) each Loan Party, such Loan Party’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Loan Party on Mortgaged Properties (if applicable) and other Properties pursuant to the Security Instruments.

“Transferee” means any Assignee or Participant.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, the Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR.

“UCC” means the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 8.18 and satisfies the requirements to be an Unrestricted Subsidiary as set forth in Section 8.18.

“Unwind” means, with respect to any Swap Agreement, the early termination, unwind, cancelation or other Disposition of any such Swap Agreement. “Unwound” shall have a meaning correlative to the foregoing.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 12.21.

“U.S. Tax Compliance Certificate” has the meaning assigned such term in Section 5.03(g)(ii)(B)(3).

“Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Loan Limit in effect on such day.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower, the Guarantors and/or one or more of the Wholly-Owned Subsidiaries.

“Working Capital” means, as at any date of determination, the difference of consolidated current assets under GAAP of the Borrower and its Consolidated Restricted Subsidiaries as of such date and consolidated current liabilities under GAAP of the Borrower and its Consolidated Restricted Subsidiaries as of such date.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or “RFR Loan” or a “Term Benchmark Borrowing” or “RFR Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” and the word “through” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. The use of the phrase “subject to” as used in connection with Excepted Liens or otherwise and the permitted existence of any Excepted Liens or any other Liens shall not be interpreted to expressly or impliedly subordinate any Liens granted in favor of the Administrative Agent and the other Secured Parties as there is no intention to subordinate the Liens granted in favor of the Administrative Agent and the other Secured Parties. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP.

(a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the financial statements delivered pursuant to Section 7.04(a), except for Accounting Changes (as defined below) with which the Borrower’s independent certified public accountants concur and which are disclosed to the Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a). In the event that any “Accounting Change” shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the

Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

(b) Notwithstanding anything to the contrary contained in Section 1.05(a) or in the definition of “Finance Lease Obligations,” any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2018, such lease shall not be considered a finance lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the Loan Limit then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to the terms of this Agreement, each Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make and any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000. At the time that each ABR Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.09(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of fifteen (15) Term Benchmark Borrowings or RFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d) Notes. If a Lender shall make a written request to the Administrative Agent and the Borrower to have its Loans evidenced by a Note, then, for each such Lender, the Borrower shall execute and deliver a single Note of the Borrower dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption or (iii) any Additional Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Commitment Amount pursuant to Section 2.06(c), as of the effective date of such increase, as applicable, payable to such Lender (and, for avoidance of doubt, its registered assigns) in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. Upon request from a Lender, in the event that any such Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender (and, for avoidance of doubt, its registered assigns) in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, may be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender; provided that the failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, four U.S. Government Securities Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, one Business Day before the date of the proposed Borrowing (provided that any such notice of an ABR Borrowing to finance payments required by Section 2.09(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed borrowing); provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(iv) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the Loan Limit on the date of such Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request unless otherwise precluded by the terms hereof and, if a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or other electronic communication to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and Section 2.04(c)(iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an Term Benchmark Borrowing with a one month Interest Period. Notwithstanding any contrary provision hereof, if (i) a Borrowing Base Deficiency has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing with an Interest Period longer than one month (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be deemed to request an Interest Period of one month) and (ii) an Event of Default has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective) and, unless repaid, each Term Benchmark Borrowing and each RFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.09(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to 10:00 a.m. New York City time on the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06 Termination and Reduction of Aggregate Maximum Credit Amounts; Increase, Reduction, and Termination of Aggregate Elected Commitment Amount.

(a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Aggregate Elected Commitment Amount are terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b) Optional Termination and Reduction of Aggregate Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(b), the total Revolving Credit Exposures would exceed the Loan Limit and (C) upon any reduction of the Aggregate Maximum Credit Amounts that would otherwise result in the Aggregate Maximum Credit Amounts being less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal the Aggregate Maximum Credit Amounts as so reduced.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction (or such shorter time as the Administrative Agent may agree) in writing, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit or debt facilities or the consummation of a Material Acquisition or Material Disposition or an issuance of Equity Interests, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c) Optional Increases, Reductions and Terminations of Aggregate Elected Commitment Amount.

(i) Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may, from time to time, increase the Aggregate Elected Commitment Amount then in effect by increasing the Elected Commitment of a Lender or by causing a Person that is reasonably acceptable to the Administrative Agent and the Issuing Banks that at such time is not a Lender to become a Lender (an “Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or an Affiliate or a Subsidiary of the Borrower or any other Loan Party.

(ii) Any increase in the Aggregate Elected Commitment Amount shall be subject to the following additional conditions:

(A) such increase shall not be less than $5,000,000 (and shall be in increments of $1,000,000 above such minimum amount) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto, the Aggregate Elected Commitment Amount would exceed the Aggregate Maximum Credit Amount;

(B) no Default or Event of Default shall have occurred and be continuing on the effective date of such increase;

(C) to the extent that there are any Term Benchmark Borrowings outstanding, the effective date of such increase shall be, at the option of the Borrower, either (x) the last day of the Interest Period in respect of such Term Benchmark Borrowings or (y) such earlier date selected by the Borrower, provided that the Borrower shall pay compensation as required by Section 5.02;

(D) no Lender’s Elected Commitment may be increased without the consent of such Lender;

(E) all of the terms and conditions applicable to such increased Aggregate Elected Commitment Amount (and the Loans made pursuant thereto) shall be identical to the terms and conditions applicable to the existing Commitments and Loans under this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such increased commitment as may have been agreed to between the Borrower and the increasing Lender or Additional Lender, as applicable, and/or the Administrative Agent); for avoidance of doubt, if the Applicable Margin of such increased Aggregate Elected Commitment Amount is higher than that for the then existing Commitments and Loans, then the Applicable Margin shall be increased for all existing Commitments and Loans to be consistent with such increased Applicable Margin;

(F) after giving effect to any increase in the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall not exceed the Borrowing Base then in effect;

(G) if the Borrower elects to increase the Aggregate Elected Commitment Amount by increasing the Elected Commitment Amount of a Lender, the Borrower and such increasing Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit K (an “Elected Commitment Increase Certificate”);

(H) if the Borrower elects to increase the Aggregate Elected Commitment Amount by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit L (an “Additional Lender Certificate”), together with an Administrative Questionnaire, and the Borrower shall (1) if requested by the Additional Lender, deliver a Note payable to such Additional Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower and the Additional Lender and, to the extent applicable, the Administrative Agent;

(iii) Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), (A) on the effective date specified in the Elected Commitment Increase Certificate or the Additional Lender Certificate (or if any Term Benchmark Borrowings are outstanding, then the last day of the Interest Period in respect of such Term Benchmark Borrowings, unless the Borrower has paid any compensation required by Section 5.02), (1) the amount of the Aggregate Elected Commitment Amount shall be increased as set forth therein, and (2) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall become a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents; and (B) in addition, the increasing Lender or the Additional Lender, as applicable, shall purchase, pursuant to mechanics reasonably determined by the Administrative Agent, at par a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit), Commitments and Maximum Credit Amounts of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and such participation interests), Commitments and Maximum Credit Amounts after giving effect to the increase in the Aggregate Elected Commitment Amount (and the resulting modifications of each Lender’s Maximum Credit Amount pursuant to Section 2.06(c)(v)).

(iv) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or by the Borrower and the Additional Lender party thereto, as applicable, the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, and the written consent of the Administrative Agent and the Issuing Banks to such increase required by Section 2.06(c)(i), the Administrative Agent shall accept such Elected Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Commitment Amount shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

(v) Upon any increase in the Aggregate Elected Commitment Amount pursuant to this Section 2.06(c), (A) each Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Lender’s Applicable Percentage equals the percentage of the Aggregate Elected Commitment Amount represented by such Lender’s Elected Commitment, in each case after giving effect to such increase, and (B) Annex I to this Agreement shall be deemed amended to reflect the Elected Commitment of each Lender (including any Additional Lender) as thereby increased, any changes in the Lenders’ Maximum Credit Amounts pursuant to the foregoing clause (A), and any resulting changes in the Lenders’ Applicable Percentages.

(vi) The Borrower may from time to time terminate or reduce the Aggregate Elected Commitment Amount; provided that (A) each reduction of the Aggregate Elected Commitment Amount shall be in an amount that is an integral multiple of $100,000 and not less than $5,000,000 and (B) the Borrower shall not reduce the Aggregate Elected Commitment Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Commitment Amount as reduced.

(vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Commitment Amount under Section 2.06(c)(vi) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable. Any termination or reduction of the Aggregate Elected Commitment Amount shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Commitment Amount shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Borrowing Base becoming less than the Aggregate Elected Commitment Amount, the Aggregate Elected Commitment Amount shall be automatically reduced (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) so that they equal such redetermined Borrowing Base (and Annex I shall be deemed amended to reflect such amendments to each Lender’s Elected Commitment and the Aggregate Elected Commitment Amount).

(ix) Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Commitment Amount and (B) each Lender has consented to such increase in its Elected Commitment, then the Aggregate Elected Commitment Amount shall be increased (ratably among the Lenders in accordance with each Lender’s Applicable Percentage) by the amount requested by the Borrower (subject to the limitations set forth in Section 2.06(c)(ii)(A) without the requirement that any Lender deliver an Elected Commitment Increase Certificate or that the Borrower pay any amounts under Section 5.02), and Annex I shall be deemed amended to reflect such amendments to each Lender’s Commitment and the Aggregate Maximum Credit Amounts. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).

Section 2.07 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Closing Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $330,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the Borrowing Base Adjustment Provisions.

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined on November 1, 2017 and semi-annually thereafter in accordance with this Section 2.07 (each such redetermination, a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank(s) and the Lenders on or about May 1st and November 1st of each year (or as soon as possible thereafter as contemplated by Section 2.07(d)(i)). The Borrower may, by notifying the Administrative Agent thereof, one time (i) prior to the first Scheduled Redetermination and (ii) between each Scheduled Redetermination, elect to cause the Borrowing Base to be redetermined in accordance with this Section 2.07 and the Administrative Agent may, or at the direction of the Required Lenders shall, by notifying the Borrower thereof, one-time (A) prior to the first Scheduled Redetermination and (B) between any Scheduled Redeterminations elect to cause the Borrowing Base to be redetermined (each such redetermination, an “Interim Redetermination”) in accordance with this Section 2.07.

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: upon receipt by the Administrative Agent of (A) the Reserve Report for such redetermination and the related Reserve Report Certificate (unless waived by the Administrative Agent in the case of an Interim Redetermination) and (B) such other reports, data and supplemental information, including the information provided pursuant to Section 8.11(c), as may, from time to time, be reasonably requested by the Administrative Agent or a Lender (the Reserve Report, such Reserve Report Certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Indebtedness) as the Administrative Agent deems appropriate in its sole discretion and consistent with its oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii) The Administrative Agent shall thereafter notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and Section 8.11(c) in a timely and complete manner, then before or on April 15th or October 15th, as the case may be, of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and Section 8.11(c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, in the case of a Borrower requested Interim Redetermination within fifteen (15) days after the Administrative Agent has received the required Engineering Reports (or such later date to which the Borrower and the Administrative Agent agree).

(iii) Subject to Section 2.10(b) and Section 12.02(b)(ii) with respect to any Defaulting Lender, any Proposed Borrowing Base that would (A) increase the Borrowing Base then in effect must be approved by all Lenders as provided in this Section 2.07(c)(iii) and (B) decrease or maintain the Borrowing Base then in effect must be approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days (or such shorter period as the Administrative Agent may permit) to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, at the end of such 15-day period (or such shorter period as the Administrative Agent may permit), all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period (or such shorter period as the Administrative Agent may permit), all of the Lenders or the Required Lenders, as applicable, have not approved the Proposed Borrowing Base, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Required Lenders and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d) (provided that, if the Administrative Agent shall have polled the Lenders and ascertained that the highest Borrowing Base then acceptable to all of the Lenders increases the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d)).

(d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved by all of the Lenders or the Required Lenders (subject to Section 2.10(b) and Section 12.02(b)(ii) with respect to any Defaulting Lender), as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (such notice, the “New Borrowing Base Notice”) and such amount shall become the new Borrowing Base effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank(s) and the Lenders:

(i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and Section 8.11(c) in a timely and complete manner, then on or about May 1st or November 1st of each year, as applicable, following such notice or as soon as possible thereafter, pursuant to the procedures set forth in Section 2.07(c)(iii), or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and Section 8.11(c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and

(ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

Section 2.08 Borrowing Base Adjustment Provisions.

(a) Reduction of Borrowing Base Upon Asset Dispositions and Termination of Swap Positions. If the Borrower or one of the other Group Members Disposes of Oil and Gas Properties constituting Proved Reserves (but excluding any Disposition to a Loan Party or from a non-Loan Party to a non-Loan Party, in each case, subject to prior written notice) or any Equity Interests in any Person owning Oil and Gas Properties constituting Proved Reserves (but excluding any Disposition to a Loan Party or from a non-Loan Party to a non-Loan Party, in each case, subject to prior written notice), or Unwinds Swap Agreements and (i) the Borrowing Base Value attributable to such Disposed of Oil and Gas Property (or the Oil and Gas Properties owned by any Group Member whose Equity Interests were sold) plus (ii) the Borrowing Base Value attributable to such Unwound Swap Agreements, since the later of (x) the last Redetermination Date and (y) the last adjustment of the Borrowing Base pursuant to this Section 2.08(a) is in excess of five percent (5%) of the Borrowing Base as then in effect (as reasonably determined by the Administrative Agent), individually or in the aggregate, then the Borrowing Base will be automatically reduced by an amount equal to the value attributable to such Oil and Gas Properties (or such Oil and Gas Properties owned by any Subsidiary whose Equity Interests were sold) or such Unwound Swap Agreement in the current Borrowing Base; provided that the Administrative Agent shall promptly inform the Borrower of the amount of the adjusted Borrowing Base. For the purposes of this Section 2.08(a), a Disposition of Oil and Gas Properties shall be deemed to include the designation of a Restricted Subsidiary owning Oil and Gas Properties constituting Proved Reserves as an Unrestricted Subsidiary and the Disposition of Oil and Gas Properties, or Equity Interests in any Person owning Oil and Gas Properties constituting Proved Reserves, to an Unrestricted Subsidiary.

(b) Reduction of Borrowing Base Related to Title. Pursuant to Section 8.12(c), if the Administrative Agent or Required Lenders have adjusted the Borrowing Base, so that, after giving effect to such reduction, the Borrower will satisfy the requirements of Section 8.12(c), the Administrative Agent shall promptly notify the Borrower in writing and, upon receipt of such notice, the new Borrowing Base will simultaneously become effective.

(c) Reduction of Borrowing Base Upon Incurrence of Permitted Second Lien Debt and/or Permitted Unsecured Debt. Upon the issuance or incurrence of any Permitted Second Lien Debt, Permitted Unsecured Debt or Permitted Refinancing Indebtedness in an aggregate principal amount in excess of the Refinanced Indebtedness (other than Permitted Second Lien Debt or Permitted Unsecured Debt constituting Permitted Refinancing Indebtedness incurred to refinance such Indebtedness, but only to the extent that the aggregate principal amount of Permitted Refinancing Indebtedness does not exceed principal amount of the Refinanced Indebtedness), the Borrowing Base then in effect shall be automatically reduced by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Permitted Unsecured Debt, Permitted Second Lien Debt or, with respect to such Permitted Refinancing Indebtedness, the extent the aggregate principal amount of such Indebtedness exceeds the Refinanced Indebtedness, as applicable, without regard to any original issue discount, and the Borrowing Base as so reduced shall become the new Borrowing Base on the Business Day of such issuance or incurrence.

Section 2.09 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any other Loan Party, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the period from the Closing Date until the day which is five (5) Business Days prior to the end of the Availability Period; provided that, in addition to the conditions set forth in Section 6.02, the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if (i) the LC Exposure would exceed the LC Commitment or (ii) the total Revolving Credit Exposures would exceed the Loan Limit then in effect (collectively, the “LC Availability Requirements”). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.09(c));

(iv) specifying the amount of such Letter of Credit; and

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

Each notice shall constitute a representation that, after giving effect to the requested issuance, amendment, renewal or extension, as applicable, the LC Availability Requirements will be satisfied on the date of such issuance, amendment, renewal or extension.

If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable

Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.09(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.09(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, unless the Borrower has notified the relevant Issuing Bank and Administrative Agent that it will, and does, reimburse such LC Disbursement by the required date and time, the Borrower shall, subject to the satisfaction of the conditions to Borrowing set forth in Section 6.02, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.09(e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.09(e) to reimburse the applicable Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.09(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.09(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.09(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. An Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or other electronic transmission) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.09(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.09(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.09(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall also be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with this Section 2.09(i) above.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of Cash Collateral pursuant to this Section 2.09(j), (ii) the LC Exposure exceeds the LC Commitment at any time as a result of a reduction in the Borrowing Base, (iii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c) or (iv) the Borrower is required to Cash Collateralize a Defaulting Lender’s LC Exposure pursuant to Section 2.10, then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of (A) in the case of an Event of Default, the LC Exposure (net of any Cash Collateral already held at the applicable time by the Administrative Agent with respect to such LC Exposure) and (B) in the case of the LC Exposure exceeding the LC Commitment, the amount of such excess, and (C) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any other Group Member described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank(s) and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.09(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank(s), the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank(s) for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.10 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Commitment Fees. Commitment fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05(a).

(b) Waivers and Amendments. The Maximum Credit Amount and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall not be included in determining whether the Majority Lenders or Required Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.02); provided that, without prejudice to the terms of Section 12.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender adversely affected thereby.

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentage but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) Cash Collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.09(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is Cash Collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentage; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all fees payable Section 3.05(a) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or Cash Collateralized.

(d) So long as such Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.10(c), and participating interests in any newly issued, extended, renewed or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(c)(i) (and such Defaulting Lender shall not participate therein).

(e) New Letters of Credit. If (a) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (b) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

(f) Defaulting Lender Cure. In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02 Interest

(a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) Term Benchmark Loans; RFR Loans. (i) The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and (ii) the Loans comprising each RFR Borrowing shall bear interest at Adjusted Daily Simple SOFR plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. A determination of the applicable Alternate Base Rate, Term SOFR Rate, Adjusted Term SOFR Rate, Daily Simple SOFR or Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. (a) Subject to clauses (c), (d), (e), (f) and (g) of this Section 3.03, if:

(i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate for such Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR; or

(ii) the Administrative Agent shall have received notice from the Majority Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Borrowing if Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or (ii) above or (y) an ABR Borrowing if Adjusted Daily Simple SOFR also is the subject of Section 3.03(a)(i) or (ii) above on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.

(b) If any Lender determines that any requirement of law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Term Benchmark Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the offshore interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Term Benchmark Loans or to convert ABR Borrowings to Term Benchmark Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Term Benchmark Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(d) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (i) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (ii) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay, without premium or penalty (except with respect to any amounts due under Section 5.02), any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or other electronic transmission) of any prepayment hereunder (i) in the case of prepayment of (A) a Term Benchmark Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (B) an RFR Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment (or, in each case, such shorter time as the Administrative Agent may agree). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any amounts due under Section 5.02.

(c) Mandatory Prepayments.

(i) Upon Optional Termination and Reduction. If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or any termination or reduction in the Aggregate Elected Commitment Amount pursuant to Section 2.06(c), the total Revolving Credit Exposures exceeds the then effective Loan Limit, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining excess to be held as Cash Collateral as provided in Section 2.09(j).

(ii) Upon Redeterminations and Title Related Borrowing Base Adjustment. If there is a Borrowing Base Deficiency as a result of (A) any redetermination of the Borrowing Base in accordance with Section 2.07 or (B) a Borrowing Base adjustment pursuant to Section 2.08(b), then upon such Redetermination Date or the occurrence of such Borrowing Base Adjustment (such date, the “Deficiency Date”), the Borrower shall, within 5 Business Days of the Deficiency Date, inform the Administrative Agent that it intends to do one or more of the following:

(A) within thirty (30) days of the Deficiency Date (1) prepay the Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (2) if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of any LC Exposure, Cash Collateralize as provided in Section 2.09(j),

(B) commencing on the 30th day after the Deficiency Date and continuing on the same day of each month for the next three months thereafter (or if any such day is not a Business Day, the immediately preceding Business Day), prepay the Borrowings in an amount equal to one-fourth (1/4th) of such Borrowing Base Deficiency so that the Borrowing Base Deficiency is reduced to zero within 120 days of the Deficiency Date, or

(C) within thirty (30) days of the Deficiency Date, submit and pledge as Collateral additional Oil and Gas Properties not evaluated in the most recently delivered Reserve Report or other collateral reasonably acceptable to the Administrative Agent owned by the Borrower or any of the other Loan Parties for consideration in connection with the determination of the Borrowing Base which the Administrative Agent and the Required Lenders deem satisfactory, in their sole discretion, to eliminate such Borrowing Base Deficiency;

provided that, notwithstanding the options set forth above, in all cases, the Borrowing Base Deficiency must be eliminated on or prior to the Termination Date. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize Letters of Credit in an amount equal to such remaining Borrowing Base Deficiency as provided in Section 2.09(j).

(iii) Upon Certain Adjustments. If there is a Borrowing Base Deficiency, as a result of Borrowing Base adjustment pursuant to the Borrowing Base Adjustment Provisions (other than Section 2.08(b)), then upon the occurrence of such Borrowing Base adjustment the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (B) if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as Cash Collateral as provided in Section 2.09(j).

(iv) During an Event of Default. If an Event of Default has occurred and is continuing, upon any (A) Disposition of Property, (B) Unwind of any Swap Agreement or (C) incurrence or issuance of Indebtedness, an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received therefrom shall be applied to repay the Secured Obligations in accordance with the priority set forth in Section 10.02(d).

(v) Application in Connection with Consolidated Cash Balance. If, at the end of any Friday (or, if such day is not a Business Day, then as of the end of the next Business Day), (A) there is Revolving Credit Exposure and (B) the Consolidated Cash Balance exceeds the lesser of (1) $30,000,000 and (2) 10% of the Loan Limit, then the Borrower shall, on the next Business Day thereafter, (I) prepay the Loans in an aggregate principal amount equal to such excess and (II) if any excess remains after prepaying all of the Loans because of LC Exposure, Cash Collateralize such remaining excess as provided in Section 2.09(j).

(vi) Application of Prepayments to Types of Borrowings. Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, second, ratably to any RFR Borrowings then outstanding and third, ratably to any Term Benchmark Borrowings then outstanding, and if more than one Term Benchmark Borrowing is then outstanding, to each such Term Benchmark Borrowing in order of priority beginning with the Term Benchmark Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Term Benchmark Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(vii) Interest to be Paid with Prepayments. Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender (determined taking into account both Loans and LC Exposure) during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) (or in such other manner as the Administrative Agent shall provide so that such computation shall not exceed the Highest Lawful Rate), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term Benchmark Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each applicable Issuing Bank a fronting fee, which shall accrue at the rate equal to the greater of (A) $750 and (B) 0.25% per annum (or such other rate as may be agreed to with such Issuing Bank) on the average daily amount of the LC Exposure attributable to such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure; provided that in no event shall such fee be less than $750.00 during any quarter unless no LC Exposure existed at any time during such quarter and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last Business Day of March, June, September and December of each year shall be payable on such last Business Day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

ARTICLE IV

PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.09(d), Section 2.09(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

ARTICLE V

INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

Section 5.01 Increased Costs.

(a) Changes in Law. If any Change in Law shall:

(i) subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender or any Issuing Bank that is not otherwise included in the determination of the Adjusted Term SOFR Rate; or

(iii) impose on such Lender or any Issuing Bank or the offshore interbank market for dollars any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party of making, converting into, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or other Credit Party of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such other Credit Party such additional amount or amounts as will compensate such Lender or such other Credit Party for such additional costs incurred or reduction suffered.

(b) Capital and Liquidity Requirements. If any Lender or Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or Section 5.01(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments.

(a) With respect to Loans that are not RFR Loans, the Borrower shall compensate each Lender for the loss, cost and expense attributable to any of the following (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.05 or any reallocation of Loans in connection with an increase in the Aggregate Elected Commitment Amount pursuant to Section 2.06(c)(ii). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02(a) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, the Borrower shall compensate each Lender for the loss, cost and expense attributable to any of the following (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 3.04 and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 5.05. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03 Taxes.

(a) Defined Terms. For purposes of this Section 5.03, Section 5.04 and Section 5.05, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.03), the applicable Credit Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(d) Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), Section 5.03(g)(ii)(B) and Section 5.03(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States of America is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes with respect to such refund) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

Section 5.04 Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Replacement of Lenders. If (a) any Lender requests compensation under Section 5.01, (b) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (c) any Lender is a Defaulting Lender, or (d) any Lender fails to consent to an election, consent, approval, amendment, waiver or other modification to this Agreement or any other Loan Document that requires the consent of all Lenders or all directly and adversely affected Lenders, and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders (excluding the Maximum Credit Amounts of Defaulting Lenders), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.02), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.01 Closing Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a) Credit Agreement. The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(b) Loan Documents.

(i) Execution of Security Instruments. The Administrative Agent shall have received from each party thereto counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guarantee and Collateral Agreement and Perfection Certificate, described on Exhibit F-1 that have been executed and delivered by a Responsible Officer of each party thereto.

(ii) Filings, Registrations and Recordings. Each Security Instrument and any other document (including any Uniform Commercial Code financing statement) required by any Security Instrument or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person shall be in proper form for filing, registration or recordation.

(iii) Mortgage Coverage. The Administrative Agent shall be reasonably satisfied that, upon recording the Mortgages, in each case, in the appropriate filing offices, it shall have a first priority Lien on at least 85% of the PV-9 of the Borrowing Base Properties.

(iv) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (A) the certificates representing the shares of Equity Interests pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (B) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(c) Secretary’s Certificates. The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of such Loan Party to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Loan Party (A) who are authorized to sign the Loan Documents to which such Loan Party is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers and (iv) the articles or certificate of incorporation and by-laws or other applicable Organizational Documents of such Loan Party, certified by a Responsible Officer as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Loan Party to the contrary.

(d) Corporate Status; Good Standing Certificates. The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of each Loan Party in each jurisdiction where any such Loan Party is organized or owns Borrowing Base Properties.

(e) Responsible Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that (i) the Borrower has received all government and third party approvals required by Section 7.03 and such approvals have been obtained on satisfactory terms and (ii) no action, proceeding or litigation is pending or threatened in any court or before any Governmental Authority that involves any Loan document or that is seeking to enjoin or prevent the consummation of the Transactions contemplated hereby.

(f) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate, duly executed by a Financial Officer and dated as of the Closing Date.

(g) Responsible Officer’s Certificate: Indebtedness. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that the Borrower and the other Group Members will have outstanding no Indebtedness for borrowed money or Disqualified Capital Stock other than the Secured Obligations under this Agreement.

(h) Initial Reserve Report. The Administrative Agent shall have received the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.11(c)(i), Section 8.11(c)(ii), Section 8.11(c)(iii) and Section 8.11(c)(vi).

(i) Patriot Act. The Administrative Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information requested at least two (2) Business Days prior to such date and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(j) Legal Opinions. The Administrative Agent shall have received an opinion of (i) Vinson & Elkins LLP, counsel for the Loan Parties and (ii) local counsel in any jurisdictions where Security Instruments will be recorded to perfect first priority Liens on any Borrowing Base Properties, in each case in form and of substance reasonably acceptable to the Administrative Agent.

(k) Fees. The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(l) Title. The Administrative Agent shall have received title information as the Administrative Agent may reasonably require, satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the PV-9 of the Borrowing Base Properties.

(m) Lien Searches. The Administrative Agent shall have received appropriate UCC searches reflecting no prior Liens encumbering the Properties of the Borrower and the Loan Parties other than those being released on or prior to the Closing Date and those permitted by Section 9.03.

(n) No MAE. Since December 31, 2016, excluding results from (i) general changes in hydrocarbon prices, (ii) general changes in industry or economic conditions, and (iii) general changes in political conditions, including any engagements of hostilities, acts of war or terrorist activities or changes imposed by a governmental authority associated with additional security, there has not been any change, development or event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(o) Insurance Certificates. The Administrative Agent shall have received certificates of insurance coverage of the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent evidencing that the Loan Parties are carrying insurance in accordance with Section 8.06.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank(s) to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 5:00 p.m., New York City time, on April 21, 2017 (an, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank(s) to issue Letters of Credit or amend any Letter of Credit to increase the amount thereof, is subject to the satisfaction of the following conditions:

(a) With respect to any Borrowing requested to be made on the Eleventh Amendment Closing Date the proceeds of which will be used to pay Acquisition Costs (as defined in the Eleventh Amendment), solely those conditions contained in Section 5 of the Eleventh Amendment.

(b) At any other time after the Eleventh Amendment Closing Date:

(i) At the time of and immediately after giving effect to such Borrowing or any such issuance or amendment of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(ii) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date of such Borrowing or the date of any such issuance or amendment of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date.

(iii) At the time of such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and also after giving effect thereto, the Consolidated Cash Balance shall not exceed the lesser of (i) $30,000,000 and (ii) 10% of the Loan Limit.

(iv) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or any such amendment to increase the amount of a Letter of Credit) in accordance with Section 2.09(b), as applicable.

Each request for any such Borrowing or for the issuance of any Letter of Credit or for any amendment to increase the amount of any Letter of Credit after the Eleventh Amendment Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(b)(i) through Section 6.02(b)(iii).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each Group Member (a) is (i) duly organized, validly existing and (ii) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and (c) is in good standing in, every material jurisdiction where such qualification is required, except for purposes of Section 7.01(a)(ii), 7.01(b) and 7.01(c) to the extent that a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within each Group Member’s corporate or equivalent powers and have been duly authorized by all necessary corporate or equivalent and, if required, owner action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of financing statements and the Security Instruments as required by this Agreement (b) will not violate (i) in any material respect, any applicable law or regulation or any order of any Governmental Authority or (ii) the Organizational Documents of any Loan Party, (c) will not violate or result in a default under any indenture, note, credit agreement or other similar instrument binding upon any Group Member or its Properties, or give rise to a right thereunder to require any payment to be made by any Group Member and (d) will not result in the creation or imposition of any Lien on any Property of any Group Member (other than the Liens created by the Loan Documents).

Section 7.04 Financial Condition; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2016, reported on by BDO USA, LLP independent public accountants. Such financial statement presents fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Restricted Subsidiaries as of such dates and for such periods.

(b) The most recent financial statements furnished pursuant to Section 8.01(a) present fairly, in all material respects, the financial condition of Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis, as of the dates and for the periods set forth above in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(c) Since the later of (i) the date hereof and (ii) date of the financial statements most recently delivered pursuant to Section 8.01(a), and after giving effect to the Transactions, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Neither the Borrower nor any other Group Member has on the date of this Agreement any Indebtedness (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, or unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments other than in respect of the Secured Obligations.

Section 7.05 Litigation.

(a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened by, against or affecting any Group Member any of their respective properties or revenues that (i) are not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any Loan Document or the Transactions.

Section 7.06 Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the Group Members and any property with respect to which any Group Member has any interest or obligation are in compliance with all, and have not violated any, applicable Environmental Laws;

(b) (i) the Group Members and all relevant Persons for any property with respect to which any Group Member has any interest or obligation hold and are in compliance with all, and have not violated any, Environmental Permits required for their respective operations and each of their respective properties; (ii) all such Environmental Permits are in full force and effect; and (iii) no Group Member has received any notice or otherwise has knowledge that any such Environmental Permit may be revoked, adversely modified, or not renewed, or that any application for any Environmental Permit may be protested or denied or that the anticipated terms thereof may be adversely modified;

(c) (i) there are no actions, claims, demands, suits, investigations or proceedings under any Environmental Laws or regarding any Hazardous Materials that are pending or, to the Borrower’s knowledge, threatened, against any Group Member or regarding any property with respect to which any Group Member has any interest or obligation, or as a result of any operations of any Group Member or any other Person regarding any property with respect to which any Group Member has any interest or obligation; and (ii) there are no consent decrees or other decrees, consent orders, administrative orders or other administrative, arbitral or judicial requirements outstanding under any Environmental Laws or regarding any Hazardous Materials, directed to any Group Member or as to which any Group Member is a party, or regarding any property with respect to which any Group Member has any interest or obligation;

(d) (i) there has been no Release or, to the Borrower’s knowledge, threatened Release, of Hazardous Materials attributable to the operations of any Group Member at, on, under or from any Group Member’s current or formerly owned, leased or operated property or at any other location (including, to the Borrower’s knowledge, any location to which Hazardous Materials have been sent for re-use, recycling, treatment, storage or disposal) for which any Group Member could be liable, and (ii) Hazardous Materials are not otherwise present at any such properties or other locations, in either (i) or (ii) above, in amounts or concentrations or under conditions which constitute a violation of any applicable Environmental Law, could reasonably be expected to give rise to any liability, or, with respect to any Mortgaged Property, could reasonably be expected to impair its fair saleable value;

(e) no Group Member, nor to the Borrower’s knowledge any other Person for any property with respect to which any Group Member has any interest or obligation, has received any written notice of violation, alleged violation, non-compliance, liability or potential liability or request for information regarding Environmental Laws or Hazardous Materials, and, to the Borrower’s knowledge, there are no conditions or circumstances that would reasonably be expected to result in the receipt of any such notice or request for information;

(f) no Group Member has assumed or retained any liability under applicable Environmental Laws or regarding Hazardous Materials that could reasonably be expected to result in liability to any Group Member; and

(g) to the extent reasonably requested by the Administrative Agent, the Group Members have provided to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any Group Member’s possession or control and relating to their respective Properties or operations thereon.

Section 7.07 Compliance with the Laws; No Defaults.

(a) Each Group Member is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except to the extent that any failure of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. No Group Member is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Taxes. Each Group Member has timely filed or caused to be filed all income and material other Tax returns and reports required to have been filed (taking into account any extension of time to file) and has paid or caused to be paid all material Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Group Member has set aside on its books adequate reserves in accordance with GAAP. To the knowledge of Borrower, no material proposed tax assessment has been asserted with respect to any Group Member.

Section 7.10 ERISA. Except as could not, whether individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a) each Plan is, and has been, operated, administered and maintained in compliance with, and the Borrower and each ERISA Affiliate have complied with, ERISA, the terms of the applicable Plan and, where applicable, the Code;

(b) no act, omission or transaction has occurred which could result in imposition on any the Borrower or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA;

(c) no liability to the PBGC (other than required premiums payments which are not past due after giving effect to any applicable grace periods) by the Borrower or any ERISA Affiliate has been or is expected by any Group Member or any ERISA Affiliate to be incurred with respect to any Plan and no ERISA Event with respect to any Plan has occurred;

(d) the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not (determined as of the end of the most recent plan year) exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA; and

(e) neither the Borrower nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period immediately preceding the date hereof sponsored, maintained or contributed to, or had any actual or contingent liability to any Multiemployer Plan.

Section 7.11 Disclosure; No Material Misstatements. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Group Members to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Group Members represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and it further being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and the Group Members do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12 Insurance. For the benefit of each Loan Parties, the Borrower has (a) all insurance policies sufficient for the compliance by the Loan Parties with all material Governmental Requirements and all material agreements and (b) insurance coverage, or self-insurance, in at least such amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Loan Parties. Schedule 7.12, as of the Seventh Amendment Effective Date, sets forth a list of all insurance maintained by the Borrower.

Section 7.13 Restriction on Liens. No Group Member is subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Secured Obligations and the Loan Documents.

Section 7.14 Group Members. There are no Group Members, except as set forth on Schedule 7.14 on the Seventh Amendment Effective Date or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14. Each Group Member’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(k)). No Group Member is a Foreign Group Member (other than any Foreign Group Member as of the Closing Date).

Section 7.15 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is SilverBow Resources, Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is set forth on Schedule 7.14 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(k) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(k) and Section 12.01(c)).

Section 7.16 Properties; Title, Etc.

(a) Each Group Member has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties other than Properties sold, transferred or otherwise disposed of (i) on or prior to the Closing Date or (ii) after the Closing Date, in compliance with Section 9.11 from time to time, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens and the dispositions referenced in the prior sentence, the Group Member specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and except as otherwise provided by statute, regulation or the standard and customary provisions of any applicable joint operating agreement, the ownership of such Properties shall not in any material respect obligate the Group Member to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Group Member’s net revenue interest in such Property.

(b) (i) All leases and agreements necessary for the conduct of the business of the Group Members are valid and subsisting, in full force and effect, and (ii) there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which, in the case of either (i) or (ii), could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Group Members including all easements and rights of way, include all rights and Properties necessary to permit the Group Members to conduct their business in the same manner as its business is conducted on the date hereof except where the failure of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(d) Except for Properties being repaired, all of the Properties of the Group Members which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except where the failure of the foregoing could not reasonably be expected to result in a Material Adverse Effect.

(e) Each Group Member owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property necessary to operate its business, and the use thereof by the Group Member does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Group Members either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17 Maintenance of Properties. The Oil and Gas Properties (and Properties unitized therewith) of the Group Members have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements in all material respects and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Group Members in all material respects. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Group Members that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Group Members, in a manner consistent with the Group Members’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18 Gas Imbalances. Except as set forth on Schedule 7.18 on the Seventh Amendment Effective Date or on the most recent certificate delivered pursuant to Section 8.11(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require any Group Member to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one percent (1.0%) of the aggregate volumes of Hydrocarbons (on an Mcf equivalent basis) listed in the most recent Reserve Report.

Section 7.19 Marketing of Production. Except for contracts listed and in effect on the Seventh Amendment Effective Date on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report, (a) the Group Members are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity and (b) no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Group Members’ Hydrocarbons (including calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date of such agreement.

Section 7.20 Security Documents. The Security Instruments are effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Mortgaged Property and Collateral and proceeds thereof. The Secured Obligations are and have been at all times secured by a legal, valid and enforceability first priority perfected Liens in favor of the Administrative Agent, covering and encumbering (a) at least 85% of the PV-9 of the Borrowing Base Properties, (b) the Collateral granted pursuant to the Guarantee and Collateral Agreement, including the pledged Equity Interests and the Deposit Accounts and Securities Accounts, in each case to the extent perfection has occurred, as the case may be, by the recording of a mortgage, the filing of a UCC financing statement, or, in the case of Deposit Accounts and Securities Accounts, by obtaining of “control” or, with respect to Equity Interests represented by certificates, by possession (in each case, to the extent available in the applicable jurisdiction); provided that, except in the case of pledged Equity Interests, Liens permitted by Section 9.03 may exist.

Section 7.21 Swap Agreements. Schedule 7.21, as of the Seventh Amendment Effective Date, and after the Seventh Amendment Effective Date, each report required to be delivered by the Borrower pursuant to Section 8.01(d), as of the last Business Day of the period covered by such report, sets forth, a true and complete list of all Swap Agreements of the Group Members, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied, but excluding the Security Instruments) and the counterparty to each such agreement.

Section 7.22 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to (a) refinance the Existing Credit Agreement and (b) provide working capital for lease acquisitions, for exploration and production operations, for development (including the drilling and completion of producing wells), for acquisitions of Oil and Gas Properties permitted hereunder and for other general corporate purposes of the Borrower and its Subsidiaries. No Group Member is engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.23 Solvency. After giving effect to the Transactions (as defined in the Eleventh Amendment) and the other transactions contemplated hereby and thereby (including at the time of and immediately after giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, as applicable) (a) the sum of the debt and liabilities (including subordinated and contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its Subsidiaries, taken as a whole, (b) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is greater than the total amount that will be required to pay the probable debt and liabilities (including subordinated and contingent liabilities) of the Borrower and its Subsidiaries as they become absolute and matured, (c) the Borrower and its Subsidiaries, taken as a whole, have not incurred, or believe that they will incur, debts or other liabilities including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business and (d) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small to engage in the business of the Borrower and its Subsidiaries, taken as a whole. For the purpose of this Section 7.24, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

Section 7.24 Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, employee or Affiliate of the Borrower or any of its Subsidiaries, nor to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 7.25 Anti-Corruption Laws; Sanctions; OFAC.

(a) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(b) The Borrower, its Subsidiaries, their respective officers and employees and, to the knowledge of the Borrower, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Group Member being designated as a Sanctioned Person.

(c) None of (i) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower will not directly or, to its knowledge, indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any applicable Sanctions.

Section 7.26 Senior Debt Status. The Secured Obligations constitute “Senior Indebtedness”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any senior subordinated or subordinated Indebtedness and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto.

Section 7.27 EEA Financial Institution. No Loan Party is an Affected Financial Institution.

Section 7.28 Beneficial Ownership. As of the Eleventh Amendment Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Eleventh Amendment Closing Date to any Lender in connection with this Agreement is true and correct in all material respects.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until Payment in Full, the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each Fiscal Year of the Borrower, its (i) audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year of the Borrower, all reported on by an independent public accountant reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis and the other Group Members (as applicable), on a consolidated basis, in each case, in accordance with GAAP consistently applied and (ii) its unaudited balance sheet, income statement and related statement of cash flows as of the end of and for the Fiscal Year most recently ended which provides consolidating statements, including statements demonstrating eliminating entries, if any, with respect to any Unrestricted Subsidiaries, in such form as would be presentable to the auditors of the Borrower.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, its (i) consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Restricted Subsidiaries on a consolidated basis and the other Group Members (as applicable), on a consolidated basis, in each case, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) its unaudited balance sheet, income statement and related statement of cash flows as of the end of and for the Fiscal Quarter most recently ended which provides consolidating statements, including statements demonstrating eliminating entries, if any, with respect to any Unrestricted Subsidiaries, in such form as would be presentable to the auditors of the Borrower.

The Borrower represents and warrants that the Borrower and each of its Subsidiaries file their financial statements with the SEC and/or make financial statements available to potential holders of their 144A securities, and, accordingly, the Borrower hereby (1) authorizes the Administrative Agent to make the financial statements to be provided under Section 8.01(a) and Section 8.01(b), along with the Loan Documents, available to Public-Siders and (2) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that (x) such materials do not constitute material non-public information within the meaning of the federal securities laws or (y) make such materials that do constitute material non-public information within the meaning of the federal securities laws publicly available by press release or public filing with the SEC.

(c) Certificate of Financial Officer—Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a Compliance Certificate (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying that (A) the Borrower has been in compliance with Section 9.01 at such times as required therein and, for the Fiscal Quarter of the Borrower ending March 31, 2017, in compliance with Section 9.01 under the Existing Credit Agreement as of the last day of such Fiscal Quarter and (B) in connection therewith, setting forth reasonably detailed calculations demonstrating such compliance, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recently delivered financial statements referred to in Section 8.01(a) and Section 8.01(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) stating whether there are any Subsidiaries which are to become Loan Parties in order to comply with Section 8.13 and, if any such Subsidiaries exist, specifying the actions proposed to be taken in connection therewith and (v) setting forth reasonably detailed calculations of Distributable Free Cash Flow for the most recently ended Reference Period.

(d) Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements pursuant to Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of the last Business Day of such Fiscal Quarter or Fiscal Year, a true and complete list of all Swap Agreements of the Borrower and each Group Member, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor (as of the last Business Day of such Fiscal Quarter or Fiscal Year), any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document and the counterparty to each such agreement and demonstrating compliance with Section 8.19.

(e) Production Report and Lease Operating Statements. Within 60 days after the end of each Fiscal Quarter, a report setting forth, for each calendar month during the then current Fiscal Year to date, the volume of total production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Group Members, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(f) Certificate of Insurer—Insurance Coverage. Within five (5) Business Days following each material change in the insurance maintained in accordance with Section 8.06, certificates of insurance coverage with respect to the insurance required by Section 8.06, in form and substance satisfactory to the Administrative Agent, and, if reasonably requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Group Member with the SEC or with any national securities exchange.

(h) Notices Under Material Instruments. Concurrently with the furnishing thereof, copies of any financial statement, report or notice (including any notice of default) furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement evidencing Material Indebtedness (other than this Agreement) that has not been previously furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.11 (commencing with the Reserve Report as of June 30, 2017), a list of all Persons purchasing Hydrocarbons in excess of $1,000,000 from any Group Member (or, with respect to Oil and Gas Properties that are not operated by a Group Member, a list of the operators of such properties) during the two Fiscal Quarters ending as the date of such Reserve Report.

(j) Issuances and Incurrences of Debt. Two (2) Business Days prior written notice of the incurrence by any Group Member of any Permitted Unsecured Debt, Permitted Second Lien Debt, Permitted Refinancing Indebtedness or, if in excess of $10,000,000, any other Indebtedness as well as the amount thereof, the anticipated closing date and definitive documentation for the foregoing and any other related information reasonably requested.

(k) Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event within five (5) Business Days prior thereto or such other time as the Administrative Agent may agree in its sole discretion) any change (i) in a Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Loan Party’s jurisdiction of organization, and (v) in the Loan Party’s federal taxpayer identification number.

(l) Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and the Beneficial Ownership Regulation.

(m) Annual Budget and Projections. (i) Prior to or concurrently with the delivery of each December 31 Reserve Report hereunder (commencing with the Reserve Report as of December 31, 2020), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth an annual business plan, (ii) prior to or concurrently with the delivery of each Reserve Report as of June 30th, an operating budget of the Group Members for the immediately succeeding Fiscal Year (on a Fiscal Quarter basis) and (iii) prior to or concurrently with the delivery of each December 31 Reserve Report an updated operating budget of the Group Members for such Fiscal Year (on a Fiscal Quarter basis). By way of illustration, (A) prior to or concurrently with the delivery of the Reserve Report as of June 30th on or before October 1, 2021, the Borrower shall have delivered an operating budget of the Group Members for the Fiscal Year ending December 31, 2022 (on a Fiscal Quarter basis) and (B) prior to or concurrently with the delivery of the December 31 Reserve Report on or before April 1, 2022, the Borrower shall have delivered an updated operating budget of the Group Members for the Fiscal Year ending December 31, 2022 (on a Fiscal Quarter basis).

(n) Notices Related to Oil and Gas Properties and Swap Agreements.

(i) Notice of Sales of Oil and Gas Properties and Unwinds of Swap Agreements. In the event the Borrower or any other Group Member intends to (A) sell, transfer, assign or otherwise dispose of any Oil and Gas Properties constituting Proved Reserves (or any Equity Interests of any Group Member that owns Oil and Gas Properties constituting Proved Reserves) and/or (B) Unwind Swap Agreements, prior written notice of the foregoing (of at least five (5) Business Days or such shorter time as the Administrative Agent may agree), the price thereof, in the case of Oil and Gas Properties constituting Proved Reserves (or any Equity Interests of any Group Member that owns Oil and Gas Properties constituting Proved Reserves), and, in each case, the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom, in the case of Swap Agreements, and, in each case, the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender (including any definitive documentation).

(ii) Notices of Acquisitions of Oil and Gas Properties. Promptly, but in any event within five (5) Business Days, written notice of any acquisition of Oil and Gas Properties by the Group Members in one or a series of related transaction having a Fair Market Value in excess of $5,000,000 or where the consideration paid exceeded $5,000,000.

(iii) Notice of Casualty Events. Promptly, but in any event within five (5) Business Days, written notice of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event, in each case, of any Property of any Group Member having a Fair Market Value in excess of $2,500,000.

(o) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other Organizational Document of the Borrower or any Group Member.

(p) Take-or-Pay, Ship-or-Pay or Other Prepayments. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.11 (commencing with the Reserve Report as of June 30, 2017), written notice of the occurrence of the Borrower or any other Group Member entering into a take-or-pay, ship-or-pay or other prepayments arrangement with respect to the Oil and Gas Properties of the Borrower or any other Group Member.

(q) Other Requested Information. Promptly, but in any event within five (5) Business Days following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including any Plan or Multiemployer Plan to which any Group Member or any of their respective ERISA Affiliates contributes or has an obligation to contribute and any reports or other information, in either case with respect thereto, required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request in writing.

Documents required to be delivered pursuant to this Section 8.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which a Group Member posts such documents to its publicly-accessible website or to EDGAR (or such other publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of any such documents.

Section 8.02 Notices of Material Events. Within three (3) Business Days, the Borrower will furnish to the Administrative Agent written notice of the following:

(a) Defaults. The occurrence of any Default or Event of Default;

(b) Governmental Matters. The filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting Group Members thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) ERISA Events. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower or any Group Member in an aggregate amount exceeding $2,500,000;

(d) Material Adverse Effect and Borrowing Base Adjustments. Any other development that results in, or could reasonably be expected to result in either (i) a Material Adverse Effect or (ii) an adjustment to the Borrowing Base pursuant to any Borrowing Base Adjustment Provision; and

(e) Beneficial Ownership Change. Any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. The Borrower will, and will cause each Group Member to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary to the conduct of its business and maintain, if necessary, its qualification to do business in each other material jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except to the extent that the failure to be so qualified could not reasonably be expected to cause a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each other Group Member to, pay its material obligations (other than Material Indebtedness), including tax liabilities of the Borrower and all of the other Group Members before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Borrower or such other Group Member has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 8.05 Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each other Group Member to:

(a) operate its Oil and Gas Properties (i) in accordance with the customary practices of the industry and (ii) in compliance with all applicable contracts and agreements and in compliance with all applicable Governmental Requirements, in the case of clauses (i) and (ii) above, in all material respects, including applicable pro ration requirements and applicable Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom in all material respects;

(b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, in accordance with the standard of a prudent operator;

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all material delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary, in accordance with industry standards, to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, in each case, in all material respects;

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, in each case, in all material respects; and

(e) to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.05.

Section 8.06 Insurance. The Borrower will maintain, with financially sound and reputable insurance companies, insurance covering all Group Members, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in the applicable insurance policy or policies insuring the Group Members or their Property shall be endorsed in favor of and made payable to the Administrative Agent as sole “loss payee” or other formulation reasonably acceptable to the Administrative Agent and such liability policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.07 Books and Records; Inspection Rights. The Borrower will, and will cause each other Group Member to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP, prudent accounting practice and all Governmental Requirements shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each other Group Member to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior written notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.08 Compliance with Laws. The Borrower will, and will cause each Group Member to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property in all material respects. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Group Members and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

Section 8.09 Environmental Matters.

(a) The Borrower will, and will cause each Group Member to; (i) comply with all applicable Environmental Laws, and undertake reasonable efforts to ensure that all tenants and subtenants (if any), and all Persons with whom any Group Member has contracted for the exploration, development, production, operation, or other management of an oil or gas well or lease, comply with all applicable Environmental Laws; and (ii) generate, use, treat, store, release, transport, dispose of, and otherwise manage all Hazardous Materials in a manner that could not reasonably be expected to result in any liability to any Group Member or to adversely affect any real property owned, leased or operated by any of them, and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, transporting, disposing of, or otherwise managing Hazardous Materials in a manner that could reasonably be expected to result in a liability to any Group Member, or with respect to any Mortgaged Property, could reasonably be expected to adversely affect its fair saleable value (for the avoidance of doubt, with respect to activities on properties neighboring such real property, such reasonable efforts shall not include any obligation to monitor such activities or properties); it being understood that this clause (a) shall be deemed not breached by a noncompliance with any of the foregoing (i) or (ii) if, upon learning of such noncompliance or any condition that results from such noncompliance, any affected Group Member promptly develops and diligently implements a response to such noncompliance and any such condition that is consistent with principles of prudent environmental management and all applicable Environmental Laws, and provided that such response and condition, in the aggregate with any other such responses and conditions, could not reasonably be expected to have a Material Adverse Effect.

(b) The Borrower will promptly, but in no event later than five (5) days after learning of any action, investigation, demand or inquiry contemplated by this Section 8.09(b), notify the Administrative Agent and the Lenders in writing of any action, investigation, demand, or inquiry by any Person threatened in writing or commenced against the Borrower or any Group Member, or any of their property or any property with respect to which a Group Member has any interest or obligation, in connection with any applicable Environmental Laws or regarding any Hazardous Materials (excluding routine testing and corrective action), unless the Borrower reasonably determines, based on the information reasonably available to it at the time, that such action, investigation, demand or inquiry is unlikely to result in costs and liabilities in excess of $2,500,000 (it being understood that the amount will be determined in the aggregate with the costs and liabilities of all related similar actions, investigations, demands or inquiries) and in any case could not reasonably be expected to have a Material Adverse Effect (it being understood that the Borrower shall be deemed to have given notice under this Section 8.09(b) regarding the matters set forth on Schedule 8.09(b) to this Agreement as of the Seventh Amendment Effective Date to the extent such matters are described thereon).

(c) If an Event of Default has occurred or is reasonably anticipated, or if any event or circumstance has occurred or is reasonably suspected that could reasonably be expected to result in a material diminution in the value of any of the Mortgaged Properties, the Administrative Agent may (but shall not be obligated to), at the expense of the Borrower (such expenses to be reasonable in light of the circumstances), conduct such investigation as it reasonably deems appropriate to determine the nature and extent of any noncompliance with applicable Environmental Laws, the nature and extent of the presence of any Hazardous Material and the nature and extent of any other environmental conditions that may exist at or affect any of the Mortgaged Properties, and the Loan Parties and each relevant Group Member shall reasonably cooperate with the Administrative Agent in conducting such investigation and in implementing any response to such noncompliance, Hazardous Material or other environmental condition as the Administrative Agent reasonably deems appropriate. Such investigation and response may include, without limitation, a detailed visual inspection of the Mortgaged Properties, including all storage areas, storage tanks, drains and dry wells and other structures and locations, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as the Administrative Agent deems appropriate, and any containment, cleanup, removal, repair, restoration, remediation or other remedial work. Upon reasonable request and notice, the Administrative Agent and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Mortgaged Properties for the foregoing purposes.

Section 8.10 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each other Group Member to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to (i) further evidence and more fully describe the collateral intended as security for the Secured Obligations, (ii) correct any omissions in this Agreement or the Security Instruments, (iii) state more fully the obligations secured therein, (iv) perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or (v) make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent to ensure that the Administrative Agent, on behalf of the Secured Parties, has a perfected security interest in all assets of the Loan Parties. In addition, at the Administrative Agent’s request, the Borrower, at its sole expense, shall provide any information requested to identify any Collateral, including an updated Perfection Certificate, a customary “lease to well” reconciliation schedule, list or similar item, exhibits to Mortgages in form and substance reasonably satisfactory to the Administrative Agent (which such exhibits shall be in recordable form for the applicable jurisdiction) or any other information requested in connection with the identification of any Collateral.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Loan Party where permitted by law, which financing statements may contain a description of collateral that describes such property in any manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral consistent with the terms of the Loan Documents, including describing such property as “all assets” or “all property” or words of similar effect. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.11 Reserve Reports.

(a) On or before April 1st and October 1st of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding December 31st and June 30th, as applicable. The Reserve Report as of December 31st of 2016 which shall be delivered on or before April 1st of 2017, shall be prepared by or under the supervision of the chief engineer of the Borrower in accordance with the Borrower’s past practices and shall be audited by one or more Approved Petroleum Engineers. Thereafter, (i) each Reserve Report as of December 31st and delivered on or before April 1st of each year (the “December 31 Reserve Report”), shall be prepared by one or more Approved Petroleum Engineers, and (ii) each Reserve Report as of June 30th delivered on or before October 1st of each year shall be prepared by one or more Approved Petroleum Engineers or internally under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(b) In the event of a request for an Interim Redetermination pursuant to Section 2.07(b), the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report with an “as of” date as required by the Administrative Agent as soon as commercially reasonable, but in any event no later than thirty (30) days following the receipt of such request; provided that at any time prior to delivery of such Reserve Report the Administrative Agent may, or at the direction of the Required Lenders shall, elect to use the most recently delivered Reserve Report, which such Reserve Report may be rolled forward in a customary manner.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a Reserve Report Certificate substantially in the form of Exhibit I from a Responsible Officer certifying that in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) except as set forth on an exhibit to the certificate, the Borrower or the other Loan Parties own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Oil and Gas Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, (A) on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any other Group Member to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor and (B) there are no take-or-pay or ship-or-pay contracts that have not been disclosed in a previous Reserve Report Certificate, (iv) none of their Oil and Gas Properties have been sold (other than Hydrocarbons sold in the ordinary course of business) since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which exhibit shall list all of its Oil and Gas Properties sold (other than Hydrocarbons sold in the ordinary course of business) and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into by a Group Member subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Seventh Amendment Effective Date and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the PV-9 of the Oil and Gas Properties that the value of such Mortgaged Properties represent and that such percentage is in compliance with Section 8.13(a) (the certificate described herein, the “Reserve Report Certificate”). For the avoidance of doubt, the requirement to provide a Reserve Report Certificate shall require the delivery of such Reserve Report Certificate at the time each Reserve Report is delivered.

Section 8.12 Title Information.

(a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.11(a), the Borrower shall deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received reasonably satisfactory title information on Hydrocarbon Interests constituting at least 85% of the PV-9 of the Borrowing Base Properties evaluated by such Reserve Report as determined by the Administrative Agent.

(b) If the Borrower has provided title information for additional Properties under Section 8.12(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties (or such longer period as the Administrative Agent may approve in its sole discretion), either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Liens permitted by Section 9.03 having an equivalent or greater value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on Hydrocarbon Interests constituting at least 85% of the PV-9 of the Borrowing Base Properties evaluated by such Reserve Report as determined by the Administrative Agent.

(c) If the Borrower is unable to cure any title defect reasonably requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 85% of the PV-9 of the Borrowing Base Properties evaluated in the most recent Reserve Report as determined by the Administrative Agent, such failure shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall each have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Required

Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information covering 85% of the PV-9 of the Borrowing Base Properties evaluated by such Reserve Report. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.13 Additional Collateral; Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base (including, for avoidance of doubt, any Interim Redetermination), the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 85% of the PV-9 of the Borrowing Base Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such PV-9 value, then the Borrower shall, and shall cause the other Loan Parties to, grant, within thirty (30) days of delivery of the Reserve Report Certificate required under Section 8.11(c), to the Administrative Agent as security for the Secured Obligations a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such PV-9 value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and with sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary grants a Lien on its Oil and Gas Properties pursuant to this Section 8.13(a) and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b). It is understood that the obligation to pledge and provide first priority perfected liens on only 85% (rather than 100%) of the PV-9 of the Borrowing Base Properties is a matter of administrative convenience only and it is the intention of the parties that the Administrative Agent benefit from an all assets pledge of the Loan Parties’ Properties; accordingly the percentage of the PV-9 of the Borrowing Base Properties pledged to the Administrative Agent for the benefit of the Secured Parties may be up to 100% at any time.

(b) The Borrower shall promptly cause each Domestic Subsidiary Group Member that is a wholly-owned Material Subsidiary to guarantee and secure the Secured Obligations pursuant to the Guarantee and Collateral Agreement, including pursuant to a supplement or joinder thereto. In connection with any such guaranty and security interest grant, the Borrower shall, or shall cause (i) such Material Subsidiary to promptly execute and deliver such Guarantee and Collateral Agreement (or a supplement thereto, as applicable), (ii) the owners of the Equity Interests of such Material Subsidiary who are Group Members to pledge all of the Equity Interests of such Material Subsidiary (including delivery of original stock certificates evidencing the Equity Interests of such Material Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) such Material Subsidiary or other Person, as applicable, to promptly execute and deliver such other additional closing documents, legal opinions and certificates as shall reasonably be requested by the Administrative Agent.

(c) In the event that any Loan Party becomes the owner of (i) a first tier Foreign Group Member or (ii) a Domestic Subsidiary Group Member, then the parent Loan Party shall (A) pledge (x) 65% of all Equity Interests of such Foreign Group Member or (y) 100% of all the Equity Interests of such Domestic Subsidiary Group Member, in each case, that are owned by such Loan Party (including, in each case, delivery of original stock certificates, if any, evidencing such Equity Interests, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (along with such Foreign Group Member or Subsidiary Group Member, as applicable) execute and deliver such other additional closing documents, legal opinions and certificates as shall reasonably be requested by the Administrative Agent.

(d) The Borrower will at all times cause the other material tangible and intangible assets of the Borrower and each Group Member to be subject to a Lien of the Security Instruments.

Section 8.14 ERISA Compliance. The Borrower will promptly furnish and will cause each Subsidiary of the Borrower and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) immediately upon becoming aware of the occurrence of any ERISA Event or of any Prohibited Transaction, which could reasonably be expected to result in liability of the Borrower or Group Member in an aggregate amount exceeding $2,500,000, in connection with any Plan or any trust created thereunder, a written notice of the Borrower or such other Group Member or ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Person is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan, the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (A) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of Section 412 of the Code and of Section 302 of ERISA, and (B) pay, or cause to be paid, to the PBGC and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, after giving effect to any applicable grace period, all premiums required pursuant to Sections 4006 and 4007 of ERISA. Promptly following receipt thereof from the administrator or plan sponsor, but in any event within five (5) Business Days following any request therefor, the Borrower will furnish or will cause any applicable Subsidiary and any applicable ERISA Affiliate to furnish to the Administrative Agent copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute; provided, that if the Group Members or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Group Members and/or their ERISA Affiliates shall promptly, but in any event within five (5) Business Days following such request, make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly, but in any event within five (5) Business Days following receipt thereof.

Section 8.15 [Reserved].

Section 8.16 Marketing Activities. The Borrower will not, and will not permit any of the other Group Members to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the other Group Members that the Borrower or one of the other Group Members has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 8.17 Account Control Agreements; Location of Proceeds of Loans.

(a) The Borrower will, and will cause each other Loan Party to, in connection with any Deposit Account and/or any Securities Account (other than Excluded Accounts for so long as it is an Excluded Account) established, held or maintained on or after the Closing Date promptly, but in any event within five (5) Business Days of the establishment of such account, cause such Deposit Account and/or Securities Account (other than Excluded Accounts for so long as it is an Excluded Account) to be a Controlled Account.

(b) The Borrower will, and will cause each Loan Party to, until the proceeds of any Loans are transferred to a third party in accordance with the Loan Documents, hold the proceeds of any Loans made under this Agreement in a Deposit Account and/or a Securities Account that is a Controlled Account.

Section 8.18 Unrestricted Subsidiaries

(a) The Borrower may designate any Restricted Subsidiary as an Unrestricted Subsidiary and, subject to Section 8.18(c), any Unrestricted Subsidiary as a Restricted Subsidiary upon delivery to the Administrative Agent of written notice from the Borrower; provided that immediately before and after such designation, (i) no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower shall be in pro forma compliance with Section 9.01(a) and Section 9.01(b), (iii) no Borrowing Base Deficiency not otherwise cured shall be existing or result therefrom and (iv) the representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) on and as of the date of such designation, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such designation, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date.

(b) The designation of any Restricted Subsidiary as an Unrestricted Subsidiary and any Disposition of Property to an Unrestricted Subsidiary shall constitute (i) an Investment under Section 9.05 as of the date of designation or Disposition, as applicable, in an amount equal to the Fair Market Value of the Borrower’s investment therein and (ii) a Disposition as of the date of designation or Disposition, including (A) for purposes of the provisions of Section 2.08 and (B) for purposes of EBITDA where such Disposition shall be deemed to be a Material Disposition.

(c) The Borrower may designate any Unrestricted Subsidiary as a Restricted Subsidiary once upon delivery of written notice to the Administrative Agent; provided that such designation (i) shall constitute the incurrence at the time of designation of any Indebtedness and Liens of such Subsidiary existing at such time, (ii) shall constitute a reduction in any Investment under Section 9.05 to the extent that such Investment was attributable to such Restricted Subsidiary being an Unrestricted Subsidiary at the date of designation in an amount equal to the Fair Market Value of the Borrower’s investment therein, it being understood that any incurrence of Indebtedness and Liens in connection herewith shall require compliance with Section 9.02 and Section 9.03, as applicable and (iii) shall require the Borrower to be in compliance with Section 9.01(a) and Section 9.01(b) immediately before such designation and in pro forma compliance immediately after such designation.

(d) Any designation of a Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary, any designation of a Unrestricted Subsidiary as a Restricted Subsidiary and any Disposition to an Unrestricted Subsidiary will require the Borrower to provide the Administrative Agent a certificate signed by a Responsible Officer of the Borrower certifying that such designation complied with the preceding conditions in Sections 8.18(a) and 8.18(b) or 8.18(c), as applicable.

Section 8.19 Required Swap Agreements. (a) The Loan Parties shall satisfy the Hedging Requirements (as defined in the Eleventh Amendment) on or prior to the date applicable to such requirement specified in the Eleventh Amendment and (b) on or prior to the last day of each Fiscal Quarter commencing after the Eleventh Amendment Closing Date, the Loan Parties shall enter into (at then market prices) and thereafter maintain Swap Agreements with Approved Counterparties pursuant to which the Loan Parties shall hedge notional volumes not less than 50% of the reasonably anticipated projected production (based on the then most recently delivered Reserve Report hereunder (and after giving effect to the CHK STX Acquisition)) of crude oil and natural gas, calculated separately, from Proved Developed Producing Reserves from the Loan Parties’ Oil and Gas Properties for each month during the subsequent twenty-four (24) calendar month period immediately following the end of such Fiscal Quarter.

Section 8.20 CHK STX Acquisition Post-Closing Covenant. The Loan Parties shall satisfy the Mortgage and Title Condition (as defined in the Eleventh Amendment) on or prior to the date applicable to such requirement specified in the Eleventh Amendment.

ARTICLE IX

NEGATIVE COVENANTS

Until Payment in Full, the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) Ratio of Total Debt to EBITDA. The Borrower will not, as of the last day of any Fiscal Quarter, permit its ratio of Total Debt as of such last day to EBITDA for the period of four Fiscal Quarters then ending on such day to exceed 3.00 to 1.00.

(b) Current Ratio. The Borrower will not, as of the last day of any Fiscal Quarter, permit its Current Ratio as of such day then ending to be less than 1.00 to 1.00.

Section 9.02 Indebtedness. The Borrower will not, and will not permit any other Group Member to, incur, create, assume or suffer to exist any Indebtedness, except:

(a) the Loans or other Secured Obligations;

(b) Indebtedness of the Group Members existing on the Seventh Amendment Effective Date set forth on Schedule 9.02 as well as any Permitted Refinancing Indebtedness in respect thereof;

(c) accounts payable and accrued expenses or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(d) purchase money Indebtedness or Finance Lease Obligations not to exceed $10,000,000 in the aggregate at any one time outstanding;

(e) unsecured Indebtedness associated with worker’s compensation claims, bonds or surety obligations required by Governmental Requirements or by third parties in the ordinary course of business in connection with the operation of, or provision for the abandonment and remediation of, the Oil and Gas Properties;

(f) (i) Indebtedness among the Borrower and its Subsidiaries which are Loan Parties, (ii) Indebtedness between the Subsidiaries of the Borrower which are not Loan Parties and (iii) Indebtedness extended to the Borrower and its Subsidiaries which are Loan Parties by any Group Members; provided that (A) such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party and (B) any such Indebtedness owed by either the Borrower or a Guarantor shall be subordinated to the Secured Obligations on terms satisfactory to the Administrative Agent;

(g) endorsements of negotiable instruments for collection in the ordinary course of business;

(h) any guarantee of any other Indebtedness permitted to be incurred hereunder;

(i) unsecured Indebtedness in respect of Swap Agreements entered into in compliance with Section 9.17;

(j) Indebtedness of the Borrower in respect of Permitted Unsecured Debt and Permitted Second Lien Debt and, in each case, any Permitted Refinancing Indebtedness of such Indebtedness; and

(k) other Indebtedness not to exceed $10,000,000 in the aggregate at any one time outstanding.

Section 9.03 Liens. The Borrower will not, and will not permit any Group Member to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Secured Obligations;

(b) Liens existing on the Seventh Amendment Effective Date and disclosed on Schedule 9.03 and Excepted Liens;

(c) Liens securing purchase money Indebtedness or Finance Lease Obligations permitted by Section 9.02(d) but only on the Property that is the subject of any such Indebtedness or lease, accessions and improvements thereto, insurance thereon, and the proceeds of the foregoing;

(d) Liens securing any Permitted Refinancing Indebtedness; provided that any such Permitted Refinancing Indebtedness is not secured by any additional or different Property not securing the Refinanced Indebtedness;

(e) Liens on Collateral securing any Permitted Second Lien Debt; and

(f) Liens on Property not constituting Collateral that secure Indebtedness and that are not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate or principal or face amount of all debt secured by such Liens pursuant to this Section 9.03(f), and the Fair Market Value of the Properties subject to such Liens (determined as of the date such Liens are incurred), shall not exceed $10,000,000 in the aggregate at any time outstanding.

Section 9.04 Restricted Payments; Redemptions; Restrictions on Amendments of Permitted Unsecured Debt and Permitted Second Lien Debt.

(a) Restricted Payments. The Borrower will not, and will not permit any of the other Group Members to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may make Restricted Payments ratably to the holders of their Equity Interests, (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans, other equity compensation plans or other benefit plans for management, employees or other individual service providers of the Borrower and the other Group Members which plans have been approved by the Borrower’s board of directors, to the extent such Restricted Payments are made in the ordinary course of business and (iv) the Borrower may make cash dividends and distributions with respect to its Equity Interests on and after the date that the Deferred Purchase Price is paid in full in accordance with the terms of the Chesapeake Acquisition Agreement as in effect on the Eleventh Amendment Closing Date (A) in an amount not to exceed (1) until the Specified Permitted Second Lien Debt has been terminated and repaid in full, the lesser of (x) 100% of Distributable Free Cash Flow as of the time of such Restricted Payment (after giving effect to such payment and any other Free Cash Flow Utilizations occurring on such date) and (y) $10,000,000 per Fiscal Quarter and (2) thereafter, 100% of Distributable Free Cash Flow as of the time of such Restricted Payment (after giving effect to such payment and any other Free Cash Flow Utilizations occurring on such date), in each case of clauses (1) and (2), so long as (aa) the Total Leverage Ratio, calculated on a pro forma basis with respect to the numerator of the Total Leverage Ratio, is less than 1.50 to 1.00 as of the date of such payment, (bb) the Utilization Percentage does not exceed 80% after giving effect to such Restricted Payment, (cc) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing as of the date of such Restricted Payment or would result therefrom and (dd) such Restricted Payment is permitted under the Second Lien Note Purchase Agreement as in effect on the Eleventh Amendment Closing Date and (B) in an unlimited amount so long as (1) the Total Leverage Ratio, calculated on a pro forma basis with respect to the numerator of the Total Leverage Ratio, is less than or equal to 1.00 to 1.00 as of the date of such Restricted Payment, (2) the Utilization Percentage does not exceed 75% after giving effect to such Restricted Payment, (3) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing as of the date of such Restricted Payment or would result therefrom and (4) such Restricted Payment is permitted under Second Lien Note Purchase Agreement as in effect on the Eleventh Amendment Closing Date.

(b) Redemptions.

(i) The Borrower will not, and will not permit any other Group Member to prior to the date that is ninety-one (91) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part), (i) any Permitted Unsecured Debt, (ii) any Permitted Second Lien Debt, (iii) any other Indebtedness of the type set forth in clauses (a), (h) and (k) of the definition of Indebtedness (excluding (A) the Secured Obligations and (B) in the case of such other Indebtedness of the type set forth in clause (a) of the definition of Indebtedness, Redemptions in an aggregate amount paid not to exceed $5,000,000) and (iv) any Permitted Refinancing Indebtedness in respect of the foregoing (such Indebtedness, collectively, the “Specified Indebtedness”); provided that the Borrower may prepay such Specified Indebtedness with the proceeds of any Permitted Refinancing Indebtedness in respect thereof or with the net cash proceeds of Equity Interests (other than Disqualified Capital Stock) of the Borrower so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would occur as a result of such Redemption.

(ii) The Borrower will not, and will not permit any Group Member to, call, make or offer to make any mandatory Redemption (other than, for the avoidance of doubt, any scheduled principal payments) of any Specified Permitted Second Lien Debt unless (A) when the Revolving Credit Exposures of the Borrower exceed $0.00 (provided that no LC Exposure which has been Cash Collateralized in a manner consistent with Section 2.09(j) (or which is reasonably satisfactory to the Administrative Agent and Issuing Bank) shall count as Revolving Credit Exposure for purposes of such calculation) as determined after giving effect to any prepayments or repayments being made in respect of the Loans and/or Cash Collateralization of the Letters of Credit occurring substantially concurrently with such Redemption, no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result as a result such Redemption and (B) the Utilization Percentage as of the date of such Redemption is less than eighty percent (80%) after giving effect to such Redemption.

(iii) The Borrower will not, and will not permit any Group Member to, pay any scheduled principal payments or make any scheduled Redemptions in respect of the Specified Permitted Second Lien Debt other than quarterly principal amortization installment payments at par (each, a “Scheduled 2L Payment”) so long as (A) the Total Leverage Ratio, calculated on a pro forma basis with respect to the numerator of the Total Leverage Ratio, is less than 2.25 to 1.00 as of the date of such payment and (B) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing as of the date of such payment or would result therefrom (clauses (A) and (B), the “Amortization Test”); provided that, if any Scheduled 2L Payment is not made on the normally scheduled payment date, then the Borrower shall be permitted to make such Scheduled 2L Payment (or any unpaid portion thereof) in arrears on any succeeding scheduled payment date so long as the Amortization Test is satisfied on such date after giving effect to all Scheduled 2L Payments to be made by the Borrower on such date.

(c) Amendments. The Borrower will not, and will not permit any other Group Member to amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any Specified Indebtedness (other than any Specified Permitted Second Lien Debt in respect of clauses (i) and (ii) below) if doing so would (i) increase the rate of interest thereon, (ii) require the payment of a fee (whether, without limitation, a consent fee, arrangement fee or any other fee) unless any such fee paid, when combined with any other such fees and any Investment made in reliance of Section 9.05(i), does not exceed $5,000,000 or (iii) (A) with respect to Permitted Second Lien Debt or Permitted Unsecured Debt cause such Specified Indebtedness to not meet the requirements set forth in the definition of Permitted Refinancing Indebtedness and Permitted Second Lien Debt or Permitted Unsecured Debt, as applicable (tested as if such Specified Indebtedness were being issued or incurred at such time) and (B) with respect to any other Specified Indebtedness, shorten the average maturity or average life of such Specified Indebtedness. The Borrower will not, and will not permit any other Group Member to amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any Specified Permitted Second Lien Debt if doing so would not be permitted under the terms of the Intercreditor Agreement.

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any other Group Member to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments which are disclosed to the Lenders on the Seventh Amendment Effective Date in Schedule 9.05;

(b) accounts receivable arising in the ordinary course of business;

(c) Investments in Cash Equivalents;

(d) Investments (i) made among the Borrower and the other Subsidiaries which are Loan Parties, (ii) made between the Subsidiaries of the Borrower which are not Loan Parties or (iii) made by any Group Member in or to the Borrower or to its Subsidiaries which are Loan Parties;

(e) subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties or investments with respect to and relating to the production of oil, gas and other liquid or gaseous hydrocarbons from Oil and Gas Properties which are usual and customary in the oil and gas exploration and production business located, in each case, within the geographic boundaries of the United States of America;

(f) loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of the other Loan Parties, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $1,000,000 in the aggregate at any time;

(g) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any other Group Member as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of the other Group Members; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(g) exceeds $1,000,000;

(h) Investments pursuant to Swap Agreements otherwise permitted under this Agreement;

(i) other Investments, when combined with any fees paid under Section 9.04(c)(iii), not to exceed $5,000,000 in the aggregate at any time;

(j) loans, advances or extensions of credit to suppliers or contractors under applicable contracts or agreements in the ordinary course of business in connection with oil and gas development activities of such Borrower or such Subsidiary;

(k) Investments in Unrestricted Subsidiaries, provided that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000 (without giving effect to any appreciation in the value of such Investment after date such Investment is made); and

(l) Investments in the form of deposits made by Borrower or any of its Restricted Subsidiaries to third party sellers, including purchase price deposits held in escrow, pursuant to a binding and enforceable purchase and sale agreement in an aggregate amount not to exceed 10% of the Loan Limit at any time.

Notwithstanding the foregoing or anything to the contrary contained herein, no Investments shall be made or maintained by any Loan Party or Subsidiary in Unrestricted Subsidiaries other than Investments made pursuant to Section 9.05(k), and in no event shall any Unrestricted Subsidiary own any Borrowing Base Properties.

Section 9.06 Nature of Business; No International Operations. The Borrower and the other Group Members, taken as a whole, will not allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. The Group Members will not acquire or make any other expenditures (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States of America or in the offshore federal waters of the United States of America.

Section 9.07 Proceeds of Loans. The Borrower will not permit the proceeds of the Borrowings to be used for any purpose other than those permitted by Section 7.22. No Loan Party nor any Person acting on behalf of the Borrower has taken or will take any action which may cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not directly or, to the knowledge of the Borrower, indirectly use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not directly or, to the knowledge of such Person, indirectly use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.08 ERISA Compliance. Except as would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower will not, and will not permit any ERISA Affiliate to, at any time:

(a) engage in any transaction in connection with which the Borrower or any ERISA Affiliate, could be subject to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower or any Subsidiary or any ERISA Affiliate to the PBGC;

(c) fail to make, or permit any ERISA Affiliate to fail to make, after giving effect to any applicable grace period, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

(d) fail to satisfy, or allow any ERISA Affiliate to fail to satisfy, the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), in any case whether or not waived, with respect to any Plan; and

(e) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Subsidiary or with respect to any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period immediately preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA and determined as of the end of the most recent plan year) of such Plan allocable to such benefit liabilities.

Section 9.09 Sale or Discount of Receivables. Except for receivables obtained by the Group Members out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any other Group Member to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.10 Mergers, Etc. The Borrower will not, and will not permit any other Group Member to merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, (whether now owned or hereafter acquired) or liquidate or dissolve (any such transaction, a “consolidation”), except that (a) any Loan Party may consolidate with or into the Borrower (provided the Borrower shall be the continuing or surviving entity), (b) any Group Member (other than the Borrower) may consolidate with any Subsidiary of the Borrower which is a Loan Party (provided such Subsidiary which is a Loan Party shall be the continuing or surviving entity), and (c) any Subsidiary which is not a Loan Party may consolidate with any other Subsidiary which is not a Loan Party, in each case, so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would occur as a result of such consolidation and notice of such consolidation is provided to the Administrative Agent five (5) Business Days prior to such consolidation.

Section 9.11 Sale of Properties and Termination of Hedging Transactions. The Borrower will not, and will not permit any Group Member to, sell, assign, farm-out, convey or otherwise transfer any Property except for:

(a) the sale of Hydrocarbons in the ordinary course of business (any such sale, a “Permitted Sale of Hydrocarbons”);

(b) if no Default or Event of Default has occurred and is continuing, the sale or other Disposition (including any farmout or similar agreement) of Oil and Gas Properties not included in the calculation of the Borrowing Base (which, for avoidance of doubt, includes Oil and Gas Properties not constituting Proved Reserves);

(c) the sale or transfer of equipment that (i) is no longer necessary for the business of the Borrower or such other Group Member or (ii) is replaced by equipment of at least comparable value and use;

(d) the sale or other Disposition (including Casualty Events or in connection with any condemnation proceeding) of any Oil and Gas Property constituting Proved Reserves or any interest therein, 100% of the Equity Interests of any Subsidiary owning Oil and Gas Properties constituting Proved Reserves or the Unwind of Swap Agreements; provided that

(i) not less than 80% of the consideration received in respect of such sale or other Disposition shall be cash (provided that Oil and Gas Properties received as consideration in connection with an asset swap may be deemed to be cash in an amount equal to the Fair Market Value of the Oil and Gas Properties received so long as the aggregate amount of such deemed cash consideration does not to exceed 10% of the Loan Limit then in effect at the time of such sale or other Disposition),

(ii) no Default or Event of Default has occurred and is continuing nor would a Default, Event of Default or Borrowing Base Deficiency (after giving effect to any prepayment of the Loans made with the proceeds of such sale or other Disposition) result therefrom, and

(iii) (other than in respect of Casualty Events) the consideration received in respect of a sale or other Disposition of any Oil and Gas Property, Equity Interest or interest therein shall be equal to or greater than the Fair Market Value of the Oil and Gas Property, Equity Interest or interest therein subject of such sale or other Disposition (as reasonably determined by a Responsible Officer of the Borrower and if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to the foregoing);

(e) sales and other Dispositions for cash of Properties having a Fair Market Value in aggregate not to exceed $5,000,000;

(f) (i) transfers of Properties between the Borrower and its Subsidiaries which are Loan Parties, (ii) transfers of Properties between the Subsidiaries of the Borrower which are not Group Members and (iii) transfers of Property from Subsidiaries which are not Loan Parties to Loan Parties; and

(g) any transaction permitted by Section 9.05.

Section 9.12 Sales and Leasebacks. The Borrower will not, and will not permit any other Group Member to enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member.

Section 9.13 Environmental Matters. The Borrower will not, and will not permit any other Group Member, to undertake (or allow to be undertaken at any property subject to its control) anything which will subject any such property to any obligation to conduct any investigation or remediation under any applicable Environmental Laws or regarding any Hazardous Material that could reasonably be expected to have a Material Adverse Effect, it being understood that the foregoing will not be deemed to limit (i) any obligation under applicable Environmental Law to disclose any relevant facts, conditions or circumstances to the appropriate Governmental Authority as and to the extent required by any such Environmental Law, (ii) any investigation or remediation required to be conducted under applicable Environmental Law, (iii) any investigation reasonably requested by a prospective purchaser of any property, provided that such investigation is subject to conditions and limitations (including indemnification and insurance obligations regarding the conduct of such investigation) that are reasonably protective of the Borrower and any Group Member, or (iv) any investigation or remediation required pursuant to any lease agreements with the owners of any Properties.

Section 9.14 Transactions with Affiliates. Except for payment of Restricted Payments permitted by Section 9.04, the Borrower will not, and will not permit any other Group Member to, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than between the Borrower and other Loan Parties) unless such transactions are otherwise not prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15 Subsidiaries(a) . The Borrower shall not, and shall not permit any Group Member to, sell, assign or otherwise Dispose of any Equity Interests in any Group Members except in compliance with Section 9.11(f). The Borrower shall not, and shall not permit any other Group Member to, have any foreign Subsidiaries (other than those in existence on the Closing Date).

Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any other Group Member to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts (a) the granting, conveying, creation or imposition of any Lien on any of its Property to secure the Secured Obligations or which (i) requires the consent of other Persons in connection therewith or (ii) provides that any such occurrence shall constitute a default or breach of such agreement or (b) the Borrower or any other Group Member from (i) paying dividends or making distributions to any Loan Party, (ii) paying any Indebtedness owed to any Loan Party (other than any restrictions imposed on any Loan Party making any such payment pursuant to the Loan Documents during an Event of Default or pursuant to the terms of any Permitted Second Lien Debt Documents having the same restrictions as the Loan Documents), (iii) making loans or advances to, or other Investments in, any Loan Party (other than any restrictions imposed on any Loan Party making such loan or advance pursuant to the Loan Documents during an Event of Default or pursuant to the terms of any Permitted Second Lien Debt Documents having the same restrictions as the Loan Documents) or (iv) prepaying or repaying Secured Obligations; provided that (A) the foregoing shall not apply to restrictions and conditions under the Loan Documents and (B) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement for purchase money Indebtedness or Finance Lease Obligations permitted by this Agreement if such restrictions or conditions apply only to the Property securing such purchase money Indebtedness or Finance Lease Obligations.

Section 9.17 Swap Agreements.

(a) The Borrower will not, and will not permit any other Group Member to, enter into any Swap Agreements with any Person other than:

(i) Swap Agreements with an Approved Counterparty in respect of commodities entered into not for speculative purposes the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than Permitted Basis Differential Swaps) do not exceed, as of the date such Swap Agreement is entered into (A) ninety percent (90%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from Proved Reserves from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately (it being understood that natural gas liquids may be hedged with Swap Agreements for natural gas, in which case any such Swap Agreements for natural gas shall be measured as counting toward the amount notional volumes of natural gas liquids which are permitted to be subject to Swap Agreements hereunder on a BTU equivalent basis), for the period of twenty-four (24) months following the date such Swap Agreement is entered into and (B) ninety percent (90%) of the reasonably anticipated projected production (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement) from the Borrower’s and its Restricted Subsidiaries’ proved, developed, producing Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately (it being understood that natural gas liquids may be hedged with Swap Agreements for natural gas, in which case any such Swap Agreements for natural gas shall be measured as counting toward the amount notional volumes of natural gas liquids which are permitted to be subject to Swap Agreements hereunder on a BTU equivalent basis) for the period of twenty-five (25) to sixty (60) months following the date such Swap Agreement is entered into; provided that (x) the Borrower may update the projections referenced in Section 9.17(a)(i)(A) and Section 9.17(a)(i)(B) above (as well as Section 9.17(a)(ii)(A) below) by providing the Administrative Agent an internal report prepared by or under the supervision of the chief engineer of the Borrower and its other Group Members and any additional informational reasonably requested by the Administrative Agent that is, in each case, reasonably satisfactory to the Administrative Agent (and shall include new reasonably anticipated Hydrocarbon production from new wells or other production improvements and any dispositions, well shut-ins and other reductions of, or decreases to, production) and (y) any Swap Agreements shall not, in any case, have a tenor of greater than five (5) years; provided further that the foregoing limitations shall not apply to purchased put options or floors for Hydrocarbons that are not related to corresponding calls, collars or swaps and with respect to which any Group Member has no payment obligation other than premiums and charges the total amount of which are fixed and known at the time such transaction is entered into;

(ii) in connection with a proposed acquisition by the Borrower or its Restricted Subsidiaries of Oil and Gas Properties pursuant to a binding and enforceable purchase and sale agreement and in addition to the Swap Agreements permitted to be entered into pursuant to Section 9.17(a)(i), Swap Agreements with Approved Counterparties in respect of commodities entered into not for speculative purposes; provided that:

(A) the notional volumes for which (exclusive of puts and floors on volumes already hedged pursuant to other Swap Agreements for which the total amount of obligations thereunder are known and fixed at the time such transaction is entered into and Permitted Basis Differential Swaps) do not exceed, as of the date such Swap Agreement is entered into (as such production is projected in the most recent Reserve Report delivered pursuant to the terms of this Agreement (subject to the terms of the proviso in Section 9.17(a)(i)(x)) and for each month during the period during which such Swap Agreement is in effect) fifteen percent (15%) of the reasonably anticipated production from Proved Reserves from the Borrower’s and its Restricted Subsidiaries’ Oil and Gas Properties for each month during the period which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately (it being understood that natural gas liquids may be hedged with Swap Agreements for natural gas in which case any such Swap Agreements for natural gas shall be measured as counting toward the amount notional volumes of natural gas liquids which are permitted to be subject to Swap Agreements hereunder on a BTU equivalent basis) for the period of thirty-six (36) months following the date such Swap Agreement is entered into;

(B) such Swap Agreements are entered into on or after the date on which the Borrower or any of its Restricted Subsidiaries signs such a binding and enforceable purchase and sale agreement in connection with such proposed acquisition of Oil and Gas Properties;

(C) such Swap Agreements shall not, in any case, have a tenor of greater than three (3) years; and

(D) the Borrower shall Unwind such Swap Agreements to the extent necessary to be in compliance with the limitations set forth in Section 9.17(a)(i) on the earliest of (1) the date of consummation of such proposed acquisition of Oil and Gas Properties, (2) the date that is 90 days after the execution of the purchase and sale agreement relating to such acquisition to the extent that such acquisition has not been consummated by such date, and (3) any Loan Party knows with reasonable certainty that such acquisition will not be consummated or such purchase and sale agreement is terminated; and

(iii) Swap Agreements in respect of interest rates with an Approved Counterparty, which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 80% of the then outstanding principal amount of all the Borrower’s Indebtedness for borrowed money which bears interest at a floating rate;

(b) in no event shall any Swap Agreement contain any requirement, agreement or covenant for any Group Member to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures (other than under the Security Instruments);

(c) Swap Agreements shall only be entered into in the ordinary course of business (and not for speculative purposes);

(d) no Swap Agreement in respect of commodities shall be terminated, unwound, cancelled or otherwise disposed of except to the extent permitted by Section 9.11; and

(e) if, after the end of any calendar month, the aggregate volume of all Swap Agreements in respect of commodities for which settlement payments were calculated in such calendar month and the preceding calendar month (other than Permitted Basis Differential Swaps) exceeded, or will exceed, 100% of actual production of crude oil, natural gas and natural gas liquids, calculated separately, in such calendar months, then the Borrower shall terminate, create off-setting positions, allocate volumes to other production the Borrower or any Subsidiary is marketing, or otherwise Unwind existing Swap Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably anticipated projected production from proved, developed producing Oil and Gas Properties for each of crude oil, natural gas and natural gas liquids, calculated separately, for the then-current and any succeeding calendar months.

Section 9.18 Amendments to Organizational Documents and Material Contracts. The Borrower shall not, and shall not permit any other Group Member to, amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) (a) its Organizational Documents in any material respect that could reasonably be expected to be materially adverse to the interests of the Administrative Agent or the Lenders without the written consent of the Administrative Agent or (b) the Chesapeake Acquisition Agreement in a manner that would increase the Deferred Purchase Price or Contingent Payments (each as defined in the Chesapeake Acquisition Agreement as in effect on the Eleventh Amendment Closing Date) or in any other respect that could reasonably be expected to be materially adverse to the interests of the Lenders.

Section 9.19 Changes in Fiscal Periods. The Borrower shall not, and shall not permit any other Group Member to have its Fiscal Year end on a date other than December 31 or change the its method of determining Fiscal Quarters.

ARTICLE X

EVENTS OF DEFAULT; REMEDIES

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any other Group Member in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, notice, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower or any other Group Member shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(k), Section 8.02, Section 8.03 (only with respect to the Borrower’s existence), Section 8.17, Section 8.18, Section 8.20 or in Article IX;

(e) the Borrower or any other Group Member shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b), Section 10.01(c) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days, after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such other Group Member otherwise becoming aware of such default;

(f) the Borrower or any other Group Member shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure continues after the applicable grace or notice period, if any, specified in the relevant document for such Material Indebtedness;

(g) any other event or condition occurs that results in any Material Indebtedness of any Group Member becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable notice periods, if any, and any applicable grace periods) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any other Group Member to make an offer in respect thereof;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Group Member, or its or their debts, or of a substantial part of its or their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Group Member or for a substantial part of its or their assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any other Group Member shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Group Member or for a substantial part of its or their assets, (iv) file an answer admitting the material allegations of a petition filed against it or them in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing; or any partner, or stockholder of the Borrower shall make any request or take any action for the purpose of calling a meeting of the partners or stockholders, as applicable, of the Borrower to consider a resolution to dissolve and wind up the Borrower’s affairs or (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j) (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against any Group Member or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed;

(k) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Loan Party party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any other Loan Party or any of their Affiliates shall so state or assert in writing; or

(l) a Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and/or the LC Commitments, and thereupon the Commitments and/or the LC Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(g), Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.09(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) In the case of the occurrence of an Event of Default which results in the Commitments terminating then the Borrowing Base shall automatically and concurrently be reduced to $0.

(d) All proceeds realized from the liquidation or other Disposition of collateral and to any other amounts received after maturity of the Loans, whether from the Borrower, another Loan Party, by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Secured Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans and regularly scheduled payments in respect of Secured Swap Agreement (but not any close-out or termination amounts);

(iv) fourth, pro rata to payment of principal outstanding on the Loans and the Secured Obligations then owing under Secured Swap Agreements (to the extent not paid pursuant to clause Third);

(v) fifth, pro rata to any other Secured Obligations;

(vi) sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vii) seventh, any excess, after all of the Secured Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01 Appointment; Powers. Each Lender and Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 12.04) hereby authorizes and directs the Administrative Agent to enter into the Security Instruments on behalf of such Lender, in each case, as needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such applicable Security Instrument. Without limiting the provisions of Sections 11.02 and 12.03, each Lender hereby consents to the Administrative Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, or any such successor, arising from the role of the Administrative Agent or such successor under the Loan Documents so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct.

Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative

Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Group Member that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and the other Group Members or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto. No Person identified as an Arranger or a Documentation Agent, in each case in its respective capacity as such, shall have any responsibilities or duties, or incur any liability, under this Agreement or the other Loan Documents.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default or Event of Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank(s) hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation or Removal of Administrative Agent. The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank(s) and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint from among the Lenders a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank(s), appoint a qualified financial institution as successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Section 11.07 Administrative Agent as a Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

Section 11.08 Acknowledgements of Lenders and Issuing Banks.

(a) Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any arranger of this Agreement or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any arranger of this Agreement or any amendment thereto or any other Lender and their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by, the Borrower or any of the other Group Members of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of any such Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor any Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Group Member (or any of their Affiliates) which may come into the possession of the Administrative Agent, such Arranger or any of their respective Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

(b) (i) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender and/or such Issuing Bank, as applicable, shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender and/or such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 11.08(b) shall be conclusive, absent manifest error.

(ii) Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative

Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender and/or such Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party that were not directly paid by a Loan Party to the Administrative Agent pursuant to the terms hereof in satisfaction of, and in order to satisfy, such Secured Obligations.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of the other Loan Parties, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.05 and Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of Administrative Agent to Release Collateral and Liens; Entry into Intercreditor Agreements.

(a) The Lenders, each Issuing Bank and each other Secured Party:

(i) irrevocably authorize the Administrative Agent to comply with the provisions of Section 12.18 (without requirement of notice to or consent of any Person except as expressly required by Section 12.02(b)); and

(ii) authorize the Administrative Agent to execute and deliver to the Loan Parties, any and all releases of Liens, termination statements, assignments or other documents as reasonably requested by such Loan Party in connection with any sale or other Disposition of Property to the extent such sale or other Disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 11.10 or Section 12.18.

(b) The Lenders, each Issuing Bank and each other Secured Party irrevocably (i) authorizes the Administrative Agent to enter into or amend any intercreditor agreement with the Second Lien Administrative Agent or other representative of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral as permitted under this Agreement, in each case for the purpose of adding the holders of such Indebtedness (or their representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto and (ii) and consents to the Administrative Agent and agrees not to assert any claims against the Administrative Agent or any successor thereof arising from the role of the Administrative Agent or such successor under such intercreditor agreement, so long as it is acting in accordance with the terms of the Loan Documents and such intercreditor agreement (it being understood that any action taken by the Administrative Agent acting at the direction of, or with the negative consent of, the Majority Lenders shall be an action that is undertaken in accordance with the terms of the Loan Documents). Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to enter into or amend such intercreditor agreement pursuant to this Section 11.10.

Section 11.11 Duties of the Arrangers. No Arranger shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

Section 11.12 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason, such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

Section 11.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, any Documentation Agent or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent and each Arranger and Documentation Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 11.14 Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Seventh Amendment Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution; provided that nothing contained in this Section 11.14 shall diminish the obligations of the Administrative Agent pursuant to Section 12.11.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. OTHER THAN WITH RESPECT TO A BREACH OF THE ADMINISTRATIVE AGENT’S OBLIGATIONS PURSUANT TO SECTION 12.11, IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING SOLELY OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(e) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(f) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(g) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone and subject to Section 12.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or by electronic mail (with read-receipt or similar feature enabled), as follows:

(i) if to the Borrower, to it at 920 Memorial City Way, Suite 850, Houston, Texas 77024, Attention of Chris Abundis (email chris.abundis@sbow.com) with a copy to Legal.Notices@sbow.com and (y) Vinson & Elkins LLP at 845 Texas Avenue, Suite 4700, Houston, Texas 77002, Attention of James Longhofer (Fax No. 713-615-5590 and email jlonghofer@velaw.com);

(ii) if to the Administrative Agent, to it at 10 South Dearborn, Floor L2, Chicago, Illinois 60603-2300, Attention of Charitra Shetty, Client Processing Specialist (Fax No. 844-490-5665; Email: JPM.agency.servicing.1@jpmorgan.com) with a copy, which shall not constitute notice, to Simpson Thacher & Bartlett LLP at 600 Travis Street, Suite 5400, Houston, Texas 77002, Attention of Matthew Einbinder (Fax No. 713-821-5602);

(iii) if to the Issuing Bank, to it at 10 South Dearborn, Chicago, Illinois 60603-2003, Attention of Nanette Wilson (Fax No. 888-292-9533); and

(iv) if to any other Lender or Issuing Bank, to it at its address (or fax number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Borrower, any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms or other electronic communications, in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable party. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to Sections 3.03(c), 3.03(d) and 3.03(f) and 12.02(c) below, neither this Agreement nor any provision hereof nor any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into (x) by the Borrower and/or the other applicable Loan Parties and the Majority Lenders or (y) by the Borrower and/or the other applicable Loan Parties and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall:

(i) increase the Commitment, Elected Commitment or Maximum Credit Amount of any Lender without the written consent of such Lender,

(ii) increase the Borrowing Base without the written consent of each Lender (other than any Defaulting Lender), or decrease or maintain the Borrowing Base without the consent of the Required Lenders; provided that a Scheduled Redetermination and the delivery of a Reserve Report may be postponed by the Majority Lenders; provided further that it is understood that any waiver (or amendment or modification that would have the effect of a waiver) of the right of the Required Lenders to adjust (through a reduction of) the Borrowing Base or the amount of such adjustment in the form of a reduction to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions in connection with the occurrence of a relevant event giving rise to such right shall require the consent of the Required Lenders,

(iii) reduce the principal amount of any Loan or LC Disbursement or reduce the stated rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Secured Obligations hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (except in connection with any amendment or waiver of the applicability of any post-default increase in interest rates, which shall be effective with the consent of Majority Lenders),

(iv) postpone the scheduled date of (A) payment or prepayment of the principal amount of any Loan or LC Disbursement, (B) any interest thereon, or (C) any fees payable hereunder, or any other Secured Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the Termination Date without the written consent of each Lender directly and adversely affected thereby,

(v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby,

(vi) waive or amend Section 10.02(d) without the written consent of each directly and adversely affected Lender; provided that any waiver or amendment to Section 10.02(d) or to this proviso in this Section 12.02(b)(vi), or any amendment or modification to any Security Instrument that results in the Secured Swap Agreement secured by such Security Instrument no longer being secured thereby on an equal and ratable basis with the principal of the Loans, or any amendment or other change to the definition of the terms “Secured Swap Agreement,” or “Secured Swap Provider,” which would result in an equivalent effect shall also require the written consent of each Secured Swap Provider adversely affected thereby,

(vii) release all or substantially all of the value of the guarantees provided by the Guarantors pursuant to the Loan Documents (other than as a result of a transaction permitted hereby), release all or substantially all of the Collateral (other than as provided in Section 11.10), without the written consent of each directly and adversely affected Lender (other than any Defaulting Lender),

(viii) prior to the occurrence of any Event of Default under Sections 10.01(h) or 10.01(i), subordinate the Lien on all or substantially all of the Collateral securing the Secured Obligations to the Lien securing any other Indebtedness without the written consent of each Lender directly affected thereby (provided that no such Lender’s consent shall be required pursuant to this Section 12.02(b)(viii) in connection with any “debtor-in-possession” financing or the use of the Collateral in any insolvency proceeding), or

(ix) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or grant any consent hereunder or any other Loan Documents, without the written consent of each directly and adversely affected Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to any Schedule shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

(c) Notwithstanding anything to the contrary contained in the Loan Documents, the Administrative Agent and the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender in order to (i) correct, amend, cure or resolve any ambiguity, omission, defect, typographical error, inconsistency or other manifest error therein, (ii) add a guarantor or collateral or otherwise enhance the rights and benefits of the Lenders, (iii) make administrative or operational changes not adverse to any Lender or (iv) adhere to any local Governmental Requirement or advice of local counsel.

(d) Notwithstanding anything to the contrary contained in any Loan Documents, the Commitment of any Defaulting Lender may not be increased without its consent (it being understood, for avoidance of doubt, that no Defaulting Lender shall have any right to approve or disapprove any increase, decrease or reaffirmation of the Borrowing Base) and the Administrative Agent may with the consent of the Borrower amend, modify or supplement the Loan Documents to effectuate an increase to the Borrowing Base where such Defaulting Lender does not consent to an increase to its Commitment, including not increasing the Borrowing Base by the portion thereof applicable to the Defaulting Lender.

Section 12.03 Expenses, Indemnity; Limitation of Liability.

(a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent (provided that counsel shall be limited to (x) one (1) counsel to such Persons, taken as a whole, one (1) local counsel in each relevant jurisdiction and one (1) regulatory counsel to all such Persons with respect to a relevant regulatory matter, taken as a whole, (y), solely in the event of a conflict of interest, one (1) additional counsel (and, if necessary, one (1) regulatory counsel and one (1) local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected indemnified persons and (z) other counsel consented to by the Borrower (such consent not to be unreasonably withheld, delayed or conditioned)), the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of this Agreement, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein or conducting of title reviews, mortgage matches and collateral reviews, (iii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall and shall cause each Loan Party to indemnify the Administrative Agent, each Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and defend and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (provided that counsel shall be limited to (x) one (1) counsel to such Indemnitees, taken as a whole, one (1) local counsel in each relevant jurisdiction and one (1) regulatory counsel to all such Indemnitees with respect to a relevant regulatory matter, taken as a whole, (y), solely in the event of a conflict of interest, one (1) additional counsel (and, if necessary, one (1) regulatory counsel and one (1) local counsel in each relevant jurisdiction or for each matter) to each group of similarly situated affected Indemnitees and (z) other counsel consented to by the Borrower (such consent not to be unreasonably withheld, delayed or conditioned)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of, and any enforcement against the Borrower or any other Group Member of any rights under this Agreement or any other Loan Document or any Agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto or the parties to any other Loan Document of their respective obligations hereunder or thereunder of the consummation of the transactions contemplated hereby or by any other Loan Document, (iii) the failure of the Borrower or any other Group Member to comply with the terms of any Loan Document, including this Agreement, or with any Governmental Requirement, (iv) any inaccuracy of any representation or any breach of any warranty or covenant of the Borrower or any other Group Members set forth in any of the Loan Documents or any instruments, documents or certifications delivered in connection therewith, (v) any loan or Letter of Credit or the use of the proceeds therefrom, including (A) any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit, or (B) the payment of a drawing under any Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the documents presented in connection therewith, (vi) any other aspect of the Loan Documents, (vii) the operations of the business of the Borrower or any other Group Member by such persons, (viii) any assertion that the lenders were not entitled to receive the proceeds received pursuant to the Security Instruments, (ix) any actual or alleged presence or release of Hazardous

Materials or any liability under Environmental Law related to the Borrower or any other Group Member, (x) the past ownership by the Borrower or any other Group Member of any of their Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, could result in present liability or (xi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, and such indemnity shall extend to each Indemnitee notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnitees or by reason of strict liability imposed without fault on any one or more of the Indemnitees including ordinary negligence; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have directly resulted from (A) the gross negligence, willful misconduct or bad faith of such Indemnitee, (B) a material breach by such Indemnitee of its obligations under this Agreement at a time when the Borrower has not breached its obligations hereunder in any material respect or (C) a dispute solely among Indemnitees (other than a proceeding against any Indemnitee in its capacity or in fulfilling its role as Arranger, Administrative Agent, Lender or any other similar role in connection with this Agreement) not arising out of any act or omission on the part of the Borrower or its affiliates. without limiting the foregoing, and to the extent permitted by applicable law, the Borrower shall not, and shall cause each Group Member not to, assert and hereby waives and agrees to cause each Group Member to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them may have by statute or otherwise against any Indemnitee. This Section 12.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Arranger or the Issuing Bank under Section 12.03(a) or Section 12.03(b), each Lender severally agrees to pay to the Administrative Agent, such Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Arranger or the Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, (i) none of the Administrative Agent, any Arranger, the Issuing Bank, any Lender or any Related Party of any of the foregoing Persons (each such person being called a “Lender-Related Person”) shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof whether occurring on, prior to or after the Closing Date and (ii) no party hereto shall, and the Borrower shall cause each Group Member not to, assert, and hereby waives, and the Borrower agrees to cause each Group Member to waive, any claim against any other party hereto and any Lender-Related Person on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof whether occurring on, prior to or after the Closing Date; provided that, nothing in this Section 12.03(d) shall relieve (x) the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party or (y) any Lender of its obligations under Section 12.03(c).

(e) All amounts due under this Section 12.03 shall be payable not later than 10 days after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated herein, the Related Parties of each of the Administrative Agent, any Issuing Bank, the Lenders and the other Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default has occurred and is continuing, to any Assignee; and

(B) the Administrative Agent and each Issuing Bank; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (and shall be in increments of $1,000,000 in excess thereof) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 and the assignor shall have paid (or another Person shall have paid on its behalf) in full any amounts owing by it to the Administrative Agent and any Issuing Bank;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E) the assignee must not be a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), a Defaulting Lender or an Affiliate or a Subsidiary of the Borrower or any other Loan Party; and

(F) the Applicable Percentage of such assignee in respect of its Maximum Credit Amount and of its Elected Commitment assigned are equal.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank(s) and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and, at its election, forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the Assignee’s completed Administrative Questionnaire and, as required by Section 5.03(g), applicable tax forms or certifications (taking into account whether the Assignee shall already be a Lender hereunder and shall have provided the required tax forms and certifications), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (other than the Borrower, any Affiliate of the Borrower or any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) such Lender shall continue to give prompt attention to and process (including, if required, through discussions with Participants) requests for waivers or amendments hereunder. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Participant may have consent rights with respect to any amendment, modification or waiver described in clauses (i), (iii), (iv), (v), (vi) and (vii) of the proviso to Section 12.02(b) that affects such Participant and for which such Lender would have consent rights. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. The Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(g) (it being understood that the documentation required under Section 5.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 12.04; provided that such Participant (A) agrees to be subject to the provisions of Section 5.02 and Section 5.03 as if it were an assignee under paragraph (b) of this Section 12.04 and (B) shall not be entitled to receive any greater payment under Section 5.02 or Section 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issues Notes to any Lender requiring Notes to facilitate transactions described in this Section 12.04(d) in accordance with Section 2.02(d) or as the Borrower may otherwise consent (such consent not to be unreasonably withheld or delayed).

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the other Loan Parties to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

(f) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, Affiliated Lenders will not receive information provided solely to the Lenders by the Administrative Agent (except to the extent such information or materials have been made available to any Loan Party) or any Lender and will not be permitted to attend or participate in meetings or conference calls attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered pursuant to Article II.

(g) Notwithstanding anything in Section 12.02, the definition of “Majority Lenders” or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Majority Lenders or Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 12.04(h), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and all Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Majority Lenders, the Required Lenders or all Lenders, as the case may be, have taken any action unless the action in question effects such Affiliated Lender in a disproportionately adverse manner compared to its effect on other Lenders.

(h) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that if a proceeding under the Bankruptcy Code shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender compared to the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliated Lenders.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until Payment in Full. The provisions of Article III, Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Secured Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Secured Obligations shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall, and shall cause each other Loan Party to, take any action requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 12.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any losses, claims, damages, penalties, liabilities and related expenses arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages, penalties, liabilities and related expenses arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, facsimile or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any other Group Member against any of and all the obligations of the Borrower or any other Group Member owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.02(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, Issuing Bank(s) and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, Issuing Bank(s) and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank(s) or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT, THE NOTES AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS (AND THE BORROWER SHALL CAUSE EACH GROUP MEMBER TO SUBMIT) FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED, THAT NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE LOAN DOCUMENTS IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(c) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

(D) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT (I) SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER, AS THE CASE MAY BE AT ITS ADDRESS SET FORTH IN SECTION 12.01 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO AND (II) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 12.11, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Governmental Requirement, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to the extent such Information (i) becomes publically available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or (k) if agreed by the Borrower in its sole discretion by any other Person. “Information” means all written information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes and other Secured Obligations arising under the Loan Documents, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans or Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans or Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Secured Obligations (or, to the extent that the principal amount of the Secured Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Secured Obligations shall also extend to and be available to the Secured Swap Providers in respect of the Secured Swap Agreements as set forth herein. Except as set forth in Section 12.02(b)(vi), no Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.14 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and any Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including any other Loan Party of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.15 EXCULPATION PROVISIONS. Each of the parties hereto hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.16 Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and other Loan Parties, which information includes the name and address of the Borrower and other Loan Parties and other information that will allow such Lender to identify the Borrower and other Loan Parties in accordance with the Patriot Act.

Section 12.17 Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document.

Section 12.18 Releases.

(a) Release Upon Payment in Full. Upon Payment in Full, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Loan Parties.

(b) Further Assurances. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Group Member in a transaction permitted by the Loan Documents and such Collateral shall no longer constitute or be required to be Collateral under the Loan Documents, then the Administrative Agent, at the request and sole expense of the Borrower and the applicable Group Member, shall promptly execute and deliver to such Group Member all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Instrument on such Collateral; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release (or such other time period as the Administrative Agent may agree), a written request for release identifying the relevant Group Member, together with a certification by the Borrower stating (x) that such transaction is in compliance with this Agreement and the other Loan Documents (y) the Borrower has complied with its obligations under Section 8.01(n)(i), if applicable and (z) no Collateral other than the Collateral required to be released is being released. At the request and sole expense of the Borrower, a Group Member shall be released from its obligations under the Loan Documents in the event that all the capital stock or other Equity Interests of such Group Member shall be sold, transferred or otherwise disposed of in a transaction permitted by the Loan Documents and such Equity Interests shall no longer constitute or be required to be Collateral under the Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed release (or such other time period as the Administrative Agent may agree), a written request for release identifying the relevant Group Member, together with a certification by the Borrower stating (x) that such transaction is in compliance with this Agreement and the other Loan Documents and the Borrower has complied with its obligations under Section 8.01(n)(i), if applicable, and (y) no Collateral other than the Collateral required to be released is being released.

Section 12.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

Section 12.20 Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement, and from and after the date hereof, the terms and provisions of the Existing Credit Agreement shall be superseded by the terms and provisions of this Agreement, and this Agreement is not a new or substitute credit agreement or novation of the Existing Credit Agreement. The Borrower and each Guarantor hereby agrees that all Liens securing the “Secured Obligations” (as defined in the Existing Credit Agreement) shall continue in full force and effect to secure the Secured Obligations. Concurrently with the occurrence of the Closing Date, (a) the parties hereto acknowledge and agree that the Liens created by the mortgages and deeds of trust securing the Existing Credit Agreement and the Security Instruments (as defined in the Existing Credit Agreement) shall be carried forward to secure the Secured Obligations and evidenced by the Security Instruments and have not been released or impaired in any way, (b) the Administrative Agent, in its capacity as administrative agent under the Existing Credit Agreement and as holder, mortgagee or beneficiary of the collateral under or pursuant to the Loan Documents (as defined in the Existing Credit Agreement) hereby assigns, transfers and conveys to the Administrative Agent, without recourse or warranty, all Liens granted to it in connection with the Existing Credit Agreement, (c) the Security Instruments, which are being amended and restated on the Closing Date and all other ancillary documents executed in connection with such Security Instruments shall supersede and replace in their entirety each such Security Instrument (as defined in the Existing Credit Agreement) as in effect immediately prior to such amendment and restatement and all ancillary documents executed in connection therewith and all such superseded agreements and ancillary documents shall be of no further force and effect and (d) the Existing Letters of Credit shall be deemed issued under this Agreement.

Section 12.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.